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                                                                     EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT

                                  By and Among

                         ATLAS MARKETING COMPANY, INC.,

                         QUINCY CUMMINGS and GYNN ELLER

                                       and

                              MSSC CAROLINA, INC.,

                                       and

                       RICHMONT MARKETING SPECIALISTS INC.
                    for the limited purposes set forth herein

                          Dated as of November 6, 1997
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                                TABLE OF CONTENTS


INTRODUCTORY STATEMENTS........................................................1

ARTICLE I - THE STOCK PURCHASE.................................................2
   SECTION 1.01  Purchase and Sale of Shares...................................2
   SECTION 1.02  Date and Time of Closing......................................2
   SECTION 1.03  Delivery of Certificates......................................2
   SECTION 1.04  Allocation and Payment of Total Purchase Price................2
   SECTION 1.05  Agreement of Marketing Specialists Regarding Immediately
                 Available Funds...............................................2
   SECTION 1.06  Deliveries by Atlas and the Executive Shareholders............3
   SECTION 1.07  Deliveries by the Executive Shareholders......................3
   SECTION 1.08  Deliveries by MSSC Carolina and Marketing Specialists.........3

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE EXECUTIVE
             SHAREHOLDERS......................................................4
   SECTION 2.01  Ownership of the Shares.......................................4
   SECTION 2.02  Enforceability; No Conflicts; Required Filings and Consents...4
   SECTION 2.03  Accredited Investor...........................................5
   SECTION 2.04  Absence of Market.............................................5
   SECTION 2.05  Investment Purposes...........................................5
   SECTION 2.06  Restricted Securities.........................................5
   SECTION 2.07  Accuracy of Disclosure........................................6

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF ATLAS AND THE
              EXECUTIVE SHAREHOLDERS ..........................................6
   SECTION 3.01  Organization and Qualification of Atlas.......................6
   SECTION 3.02  Power and Capacity; Charter Documents of Atlas................6
   SECTION 3.03  Subsidiaries..................................................7
   SECTION 3.04  Capitalization and Ownership of Atlas.........................8
   SECTION 3.05  No Conflicts..................................................8
   SECTION 3.06  Consents and Approvals........................................8
   SECTION 3.07  Financial and Operating Statements............................9
   SECTION 3.08  No Undisclosed or Contingent Liabilities.....................10
   SECTION 3.09  Assets of the Company........................................10
   SECTION 3.10  Absence of Certain Changes...................................11
   SECTION 3.11  Real Property................................................13
   SECTION 3.12  Company Equipment............................................14
   SECTION 3.13  Contracts and Commitments....................................15
   SECTION 3.14  Intellectual Property........................................16
   SECTION 3.15  Inventory....................................................17
   SECTION 3.16  Accounts Receivable..........................................17
   SECTION 3.17  Pension and Other Employee Plans and Agreements..............18
   SECTION 3.18  Litigation...................................................19


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   SECTION 3.19  Insurance....................................................20
   SECTION 3.20  Collective Bargaining Agreements; Compensation;
                 Employee Agreements..........................................20
   SECTION 3.21  Labor Matters................................................20
   SECTION 3.22  Compliance with Law..........................................21
   SECTION 3.23  Permits......................................................21
   SECTION 3.24  Environmental Matters........................................22
   SECTION 3.25  Tax Matters..................................................23
   SECTION 3.26  Service Liability............................................25
   SECTION 3.27  Title to Assets..............................................25
   SECTION 3.28  Bank Accounts and MDFs.......................................25
   SECTION 3.29  Redemptions of Capital Stock by Atlas........................25
   SECTION 3.30  ESOP Matters.................................................25
   SECTION 3.31  Accuracy of Disclosure.......................................25

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF MSSC CAROLINA AND
             MARKETING SPECIALISTS............................................26
   SECTION 4.01  Organization and Qualification - MSSC Carolina...............26
   SECTION 4.02  Organization and Qualification - Marketing Specialists.......26
   SECTION 4.03  Power and Capacity; Charter Documents of MSSC Carolina.......26
   SECTION 4.04  Significant Subsidiaries.....................................27
   SECTION 4.05  Power and Capacity; Charter Documents of Marketing
                 Specialists..................................................27
   SECTION 4.06  No Conflicts.................................................27
   SECTION 4.07  Consents and Approvals.......................................28
   SECTION 4.08  Accredited Investor..........................................28
   SECTION 4.09  Absence of Market............................................28
   SECTION 4.10  Investment Purposes..........................................29
   SECTION 4.11  Restricted Securities........................................29
   SECTION 4.12  Financial and Operating Statements...........................29
   SECTION 4.13  Marketing Specialists Mid-Year Financial Statements..........29

ARTICLE V - OTHER OBLIGATIONS OF THE PARTIES..................................29
   SECTION 5.01  Conduct of Company Business..................................29
   SECTION 5.02  Access to Books and Records..................................32
   SECTION 5.03  Consents.....................................................32
   SECTION 5.04  Other Transactions...........................................32
   SECTION 5.05  Supplemental Disclosure......................................32
   SECTION 5.06  Governmental Filings.........................................33
   SECTION 5.07  Covenant to Satisfy Conditions...............................33
   SECTION 5.08  Confidentiality..............................................33
   SECTION 5.09  Employees....................................................33
   SECTION 5.10  Damage or Destruction........................................34
   SECTION 5.11  Resignation of Officers and Directors; Releases..............34
   SECTION 5.12  Transactions Regarding the ESOP..............................34
   SECTION 5.13  Meatmaster Transactions......................................34


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   SECTION 5.14  Employment Agreements/Consulting Agreements..................35
   SECTION 5.15  Clearance of Encumbrances on Company Assets..................35
   SECTION 5.16  Provision of Monthly Financial Statements;
                 Accounts Receivable..........................................35
   SECTION 5.17  Provision of Annual Audited Financial Statements of
                 Marketing Specialists........................................35
   SECTION 5.18  Settlement of Pitts Litigation...............................35
   SECTION 5.19  Payment of Certain Expenses..................................36
   SECTION 5.20  ESOP Elections...............................................36
   SECTION 5.21  Nine-Month Financial Statements..............................36
   SECTION 5.22  Provision of Marketing Specialists' Nine-Month Financial
                 Statements...................................................36
   SECTION 5.23  Notice of Default by Senior Debt Trustee.....................36
   SECTION 5.24  Financial Reporting .........................................36

ARTICLE VI - CONDITIONS PRECEDENT.............................................37
   SECTION 6.01  Conditions Precedent to Obligations of MSSC Carolina
                 and Marketing Specialists....................................37
   SECTION 6.02  Conditions Precedent to Obligations of the Executive
                 Shareholders and Atlas.......................................39

ARTICLE VII - INDEMNIFICATION.................................................40
   SECTION 7.01  Survival of Representations and Warranties...................40
   SECTION 7.02  Indemnification by the Executive Shareholders................41
   SECTION 7.03  Indemnification by Marketing Specialists.....................42
   SECTION 7.04  Limitations Regarding Indemnification Obligations of the
                 Executive Shareholders.......................................42
   SECTION 7.05  Limitations Regarding Indemnification Obligations of
                 Marketing Specialists........................................43
   SECTION 7.06  Conditions of Indemnification................................44
   SECTION 7.07  Payment/Setoff of Indemnification Claims Against
                 the Executive Shareholders...................................44
   SECTION 7.08  Claim Disputes...............................................45
   SECTION 7.09  Remedies Cumulative..........................................45

ARTICLE VIII - RESTRICTIONS REGARDING UNFAIR COMPETITION......................46
   SECTION 8.01  Restriction of Unfair Competition............................46
   SECTION 8.02  Certain Definitions..........................................46
   SECTION 8.03  General Provisions Regarding the Restrictive Covenants.......47
   SECTION 8.04  Damages......................................................48

ARTICLE IX - TERMINATION OF AGREEMENT.........................................49
   SECTION 9.01  Termination of Agreement.....................................49
   SECTION 9.02  Procedure Upon Termination...................................49

ARTICLE X - MISCELLANEOUS.....................................................50


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   SECTION 10.01  Commissions.................................................50
   SECTION 10.02  Definition of Knowledge.....................................50
   SECTION 10.03  Definition of Material Adverse Effect and
                  Material Adverse Change.....................................50
   SECTION 10.04  Expenses, Taxes, Etc........................................51
   SECTION 10.05  Successors and Assigns......................................51
   SECTION 10.06  No Third-Party Benefit......................................51
   SECTION 10.07  Entire Agreement; Amendment.................................51
   SECTION 10.08  Reformation and Severability................................51
   SECTION 10.09  Notices.....................................................51
   SECTION 10.10  GOVERNING LAW...............................................52
   SECTION 10.11  Counterparts................................................53

EXHIBIT "A"    -  Share Ownership and Total Purchase Price Allocation
EXHIBIT "B"    -  Form of Promissory Notes
EXHIBIT "C"    -  Form of Employment Agreements
EXHIBIT "D-1"  -  Form of Quincy Cummings' Consulting Agreement
EXHIBIT "D-2"  -  Form of Gynn Eller's Consulting Agreement
EXHIBIT "E"    -  Form of Smith and Feerick, P.A. Opinion
EXHIBIT "F"    -  Form of Tuggle Duggins & Meschan, P.A. Opinion
EXHIBIT "G"    -  Form of Promissory Note Adjustment Agreement
EXHIBIT "H"    -  Form of Andrews & Kurth L.L.P. Opinion
EXHIBIT "I"    -  Restrictive Covenants and Events of Default

APPENDIX I     -  Year End Financial Statements
APPENDIX II    -  Mid-Year Financial Statements
APPENDIX III   -  1997 Financial Statements
APPENDIX IV    -  Marketing Specialists Financial Statements
APPENDIX V     -  Marketing Specialists Mid-Year Financial Statements


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                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of November 6, 1997, is by and among Atlas Marketing Company, Inc., a North Carolina corporation ("Atlas"), Quincy Cummings, an individual residing in Rowan County, North Carolina ("Cummings"), Gynn Eller, an individual residing in Mecklenburg County, North Carolina ("Eller" and, together with Cummings, the "Executive Shareholders"), Richmont Marketing Specialists Inc., a Delaware corporation ("Marketing Specialists"), and MSSC Carolina, Inc., a Delaware corporation and a wholly owned subsidiary of Marketing Specialists ("MSSC Carolina").

                             INTRODUCTORY STATEMENTS

      MSSC Carolina and Marketing Specialists desire to have MSSC Carolina purchase all of the outstanding shares of Atlas' capital stock pursuant to the terms of this Agreement and the terms of that certain Stock Purchase Agreement dated as of even date herewith among Marketing Specialists, MSSC Carolina, Atlas Marketing Company, Inc. Employee Stock Ownership Plan (the "ESOP") and all individual shareholders of Atlas other than the Executive Shareholders (the "ESOP/Management Stock Purchase Agreement").

      Cummings owns 549,182 shares of the Common Stock, par value $.01 per share, of Atlas (the "Common Stock"), and Eller owns 717,870 shares of the Common Stock. (The shares of Common Stock owned by Cummings and Eller shall be termed collectively the "Shares".)

      The Executive Shareholders desire to sell the Shares to MSSC Carolina pursuant to the terms of this Agreement. As an inducement to MSSC Carolina to purchase the Shares, each of the Executive Shareholders are agreeing to certain non-compete provisions hereunder.

      Atlas desires to facilitate (i) the purchase of the Shares under the terms of this Agreement and (ii) the purchase of the ESOP's and the remaining shareholders' shares of Common Stock under the terms of the ESOP/Management Stock Purchase Agreement.

      Accordingly, for and in consideration of the foregoing and the mutual agreements, representations, warranties, covenants and conditions herein set forth, and other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                               THE STOCK PURCHASE

      SECTION 1.01 Purchase and Sale of Shares. On and subject to the terms and conditions of this Agreement, each of the Executive Shareholders covenants and agrees that he will sell, assign and transfer to MSSC Carolina, and MSSC Carolina covenants and agrees that it will purchase from such Executive Shareholder, that number of Shares set forth opposite such Executive Shareholder's name on Exhibit "A" attached hereto. The amount of consideration to be paid to each Executive Shareholder shall be the amount set forth opposite such Executive Shareholder's name on Exhibit "A" (such amounts, in the aggregate, being termed the "Total Purchase Price"). The Total Purchase Price shall be paid by MSSC Carolina to the Executive Shareholders in the manner set forth in Section 1.4 hereof.

      SECTION 1.02 Date and Time of Closing. The sale and purchase of the Shares provided for by this Article I shall be consummated, provided that each of the conditions set forth in Article VI hereto shall have been satisfied or waived, at the offices of Andrews & Kurth L.L.P., 425 Lexington Avenue, New York, New York 10017, at 10 a.m. on December 12, 1997, or such other time and place as may be mutually agreed upon by the parties to this Agreement (the "Closing"). The date on which the Closing actually occurs is referred to herein as the "Closing Date".

      SECTION 1.03 Delivery of Certificates. At the Closing, the Executive Shareholders shall deliver to MSSC Carolina certificates representing the Shares duly endorsed in blank for transfer (or accompanied by duly executed stock powers) and will cause the transfer of such Shares to be duly and properly recorded in the name of MSSC Carolina.

      SECTION 1.04 Allocation and Payment of Total Purchase Price. The Total Purchase Price shall be $19,247,308, and shall be allocated among the Executive Shareholders in the amounts set forth opposite each Executive Shareholder's name on Exhibit "A", which amounts shall be paid to the respective Executive Shareholders (i) by wire transfer in immediately available funds with respect to the wire transfer amount set forth beside such Executive Shareholder's name on Exhibit "A" and (ii) by delivery of a promissory note from Marketing Specialists in the form of Exhibit "B" in the principal amount set forth beside such Executive Shareholder's name on Exhibit "A" (the promissory notes to be delivered to the Executive Shareholders being termed, jointly, the "Promissory Notes").

      SECTION 1.05 Agreement of Marketing Specialists Regarding Immediately Available Funds. Marketing Specialists hereby agrees to cause MSSC Carolina at the Closing to have immediately available funds in an amount sufficient to allow MSSC Carolina to meet its payment obligations regarding the wire transfers contemplated under Section 1.04 hereof.

      SECTION 1.06 Deliveries by Atlas and the Executive Shareholders. At the Closing, Atlas and the Executive Shareholders shall deliver, or cause to be delivered, to MSSC Carolina and Marketing Specialists (unless delivered previously) the following:

      (a) the Officers' Certificate referred to in Section 6.01(e) hereof;

      (b) the Certificate of the Secretary of Atlas referred to in Section 6.01(f) hereof;


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      (c) the opinions of counsel referred to in Section 6.01(g) hereof;

      (d) executed counterparts of any consents required to be obtained by Atlas and the Executive Shareholders pursuant to Section 5.03 hereof; and

      (e) all other previously undelivered documents, instruments and writings required to be delivered by Atlas to MSSC Carolina or Marketing Specialists at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

      SECTION 1.07 Deliveries by the Executive Shareholders. At the Closing, the Executive Shareholders shall deliver to MSSC Carolina and Marketing Specialists (unless delivered previously) the following:

      (a) the certificates of the Executive Shareholders referred to in Section 6.01(e) hereof;

      (b) the certificate regarding non-foreign status referred to in Section 6.01(k) hereof;

      (c) certificates for the Shares duly endorsed in blank for transfer (or accompanied by duly executed stock powers); and

      (d) all other previously undelivered documents, instruments and writings required to be delivered by the Executive Shareholders to MSSC Carolina or Marketing Specialists at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

      SECTION 1.08 Deliveries by MSSC Carolina and Marketing Specialists. At the Closing, MSSC Carolina and Marketing Specialists shall deliver, or cause to be delivered, to Atlas (unless delivered previously) the following:

      (a) the Officers' Certificates referred to in Section 6.02(e) hereof;

      (b) the Secretary's Certificates referred to in Section 6.02(f) hereof,

      (c) the opinion of counsel referred to in Section 6.02(g) hereof;

      (d) all other previously undelivered documents, instruments and writings required to be delivered by MSSC Carolina or Marketing Specialists to Atlas at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.


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                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                          OF THE EXECUTIVE SHAREHOLDERS

      Each Executive Shareholder severally represents and warrants to MSSC Carolina and Marketing Specialists as follows, except as otherwise set forth in the relevant section of the Disclosure Schedule:

      SECTION 2.01 Ownership of the Shares. Such Executive Shareholder has valid and marketable title to and is the sole owner of the Shares set forth beside such Executive Shareholder's name on Exhibit "A" hereto, free and clear of any and all restrictions on transfer, claims, taxes, security interests, liens, pledges, hypothecations, options, warrants, rights, contracts, calls, commitments, equities, demands or other encumbrances of any kind whatsoever (collectively, "Stock Encumbrances"). Such Executive Shareholder is not subject to any option, warrant, right, contract, call, put, or other agreement or commitment providing for the disposition or acquisition of any share in the capital of Atlas (other than this Agreement). Upon transfer of such Executive Shareholder's Shares hereunder, MSSC Carolina will acquire valid and marketable title to such Shares, free and clear of Stock Encumbrances thereon imposed by, through or under such Executive Shareholder.

      SECTION 2.02 Enforceability; No Conflicts; Required Filings and Consents.

      (a) Such Executive Shareholder has all requisite power and authority and legal capacity to enter into this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by such Executive Shareholder. This Agreement constitutes a valid and binding obligation of such Executive Shareholder, enforceable against such Executive Shareholder in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

      (b) The execution and delivery by such Executive Shareholder of this Agreement do not and will not (i) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any contract or other agreement to which such Executive Shareholder is a party or by which such Executive Shareholder or any of his properties or assets may be bound, or (ii) conflict with or violate any permit, license, judgment, order, statute, ordinance, rule or regulation applicable to such Executive Shareholder or any of his properties or assets. None of the Shares being sold hereunder by such Executive Shareholder are subject to the community property rights of any person other than such Executive Shareholder.

      (c) No consent or approval of any court, administrative agency or commission or other federal, state, local, foreign or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to such Executive Shareholder in connection with the


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execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.

      SECTION 2.03 Accredited Investor. Such Executive Shareholder is an "Accredited Investor" as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933 as amended (the "Securities Act"). Such Executive Shareholder represents and warrants that he has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his investment in the Promissory Note being issued to him pursuant to
Section 1.04 hereof. He has had the opportunity, personally or through representatives, to obtain from Marketing Specialists all information, to the extent possessed by Marketing Specialists or reasonably obtainable by Marketing Specialists, necessary to evaluate the merits and risks of an investment in such Promissory Note, and has concluded, based on such information and other information previously known to him, to invest in such Promissory Note pursuant to the terms of this Agreement.

      SECTION 2.04 Absence of Market. Such Executive Shareholder acknowledges that his Promissory Note lacks liquidity as compared with other investments since there is not, and there is not expected to be, any market therefor, and that the sale or transfer of such Promissory Note must comply with the provisions of the Promissory Note and applicable federal and state securities laws. Such Executive Shareholder acknowledges that he must bear the economic risk of his investment in such Promissory Note for an indefinite period of time since none of the Promissory Notes has been registered under the Securities Act and therefore cannot be sold unless such Promissory Notes are subsequently registered or an exemption from registration is available.

      SECTION 2.05 Investment Purposes. Such Executive Shareholder hereby represents and warrants that he is acquiring his Promissory Note for investment purposes only, for his own account, and not as nominee or agent for any other person or entity, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. He has no agreement or other arrangement with any person or entity to sell, transfer or pledge any part of such Promissory Note and has no plans to enter into any such agreement or arrangement.

      SECTION 2.06 Restricted Securities. Such Executive Shareholder acknowledges that Marketing Specialists is issuing the Promissory Notes to the Executive Shareholders without registration under the Securities Act. He further acknowledges that representatives of Marketing Specialists have advised him that no state or federal agency or instrumentality has made any finding or determination as to the investment in such Promissory Notes, nor has any state or federal agency or instrumentality made any recommendation with respect to any purchase or investment in such Promissory Notes.


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      SECTION 2.07 Accuracy of Disclosure. There is no information contained in this Agreement (whether in this Article II, any other portion of this Agreement, the Appendices, the Exhibits or any other documents or certificates delivered pursuant to this Agreement) pertaining to such Executive Shareholder that, to the best knowledge of such Executive Shareholder, contains an untrue statement of material fact or omits to state any material fact required to be stated in order to make the statements made herein and therein not materially misleading.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                     OF ATLAS AND THE EXECUTIVE SHAREHOLDERS

      Atlas and the Executive Shareholders hereby jointly and severally represent and warrant to MSSC Carolina and Marketing Specialists as follows, except as otherwise set forth in the relevant section of the Disclosure
Schedule:

      SECTION 3.01 Organization and Qualification of Atlas. Atlas is (a) a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and (b) duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the character of the properties and assets now owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect (as defined herein) upon the Company (as defined herein) or the consummation of the transactions contemplated hereby. Each jurisdiction in which Atlas is qualified to do business is listed on Section
3.01 of the Disclosure Schedule. No jurisdiction in which Atlas is not qualified or licensed has claimed, in writing or otherwise, that Atlas is required to qualify or be licensed therein.

      SECTION 3.02 Power and Capacity; Charter Documents of Atlas.

      (a) Atlas has all requisite power and authority (corporate and otherwise) to enter into, execute and deliver this Agreement and perform its obligations hereunder. Atlas has the corporate power and authority to carry on its business as now being conducted and to own and lease its properties. This Agreement has been duly executed and delivered by Atlas and is a valid and binding obligation of Atlas, enforceable in accordance with its terms.

      (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Atlas will not result in a violation or breach of or constitute a default under any term or provision of the Articles of Incorporation or Bylaws of Atlas. Atlas has delivered to MSSC Carolina true and complete copies of the Articles of Incorporation and the Bylaws of Atlas, as in effect on the date hereof, and the minute books and stock transfer books of Atlas and the Subsidiaries (as defined herein) for the last five years. Such minute books and stock transfer books are accurate and complete and contain the minutes of all meetings (and written consents in lieu thereof) of the shareholders and the board of directors (and all committees thereof) of Atlas and the Subsidiaries held during the five years immediately preceding


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

the date of this Agreement and record all issuances and transfers of record of the capital stock of Atlas and the Subsidiaries during such five years. All actions taken at such meetings were appropriately passed or ratified.

      SECTION 3.03 Subsidiaries.

      (a) Section 3.03(a) of the Disclosure Schedule sets forth for each subsidiary, direct or indirect, of Atlas (each a "Subsidiary") its capital structure, its place of organization and the other jurisdictions in which it is qualified to do business. Each of the Subsidiaries has been duly organized and is validly existing and in good standing under the laws of its respective state of incorporation, has all requisite corporate power and authority to own or lease and operate its properties and conduct its business as now conducted and is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Material Adverse Effect on the Company or the consummation of the transactions contemplated hereby. No jurisdiction in which any Subsidiary is not qualified or licensed has claimed, in writing or otherwise, that such Subsidiary is required to qualify or be licensed therein.

      (b) Atlas owns, free and clear of all Stock Encumbrances, and has the unrestricted power to dispose of and vote, all of the outstanding capital stock of each of the Subsidiaries. There are no outstanding or authorized options, warrants, subscriptions, calls, conversions or other rights, contracts, agreements, commitments or understandings of any kind obligating any Subsidiary to issue, sell, purchase, return or redeem any shares of its capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of, or other ownership interest in, any Subsidiary. All of the outstanding shares of the capital stock of each class of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive rights or any applicable Law (as defined herein).

      (c) Except for its interest in any Subsidiary, Atlas does not (i) own, beneficially or of record, any shares of any other corporation or entity or any interests in any partnerships or limited liability companies or (ii) participate in any manner in any joint ventures, corporate alliance agreements or corporate partnering agreements. Except for Atlas's interest in any Subsidiary, neither Atlas nor any Subsidiary has an interest in, or is subject to, any agreement, obligation or commitment to make any equity investment in or loan or advance to, any other Person (as defined herein).

      (d) For purposes of this Agreement, Atlas and the Subsidiaries shall collectively be termed the "Company"; when such collective term is used in connection with financial issues, it shall refer to Atlas and the Subsidiaries as a consolidated whole. For example, when references are made to officers, directors and employees of the Company, it shall mean all officers, directors and shareholders of Atlas and the Subsidiaries.


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

      SECTION 3.04 Capitalization and Ownership of Atlas. Section 3.04 of the Disclosure Schedule lists, for Atlas, its authorized capitalization, the number of shares of its capital stock (or other equity interests) issued and outstanding, and the number of shares of its capital stock (or other equity interests) owned of record by each shareholder. All of the outstanding shares of the capital stock of Atlas are validly issued, fully paid and non-assessable. All such shares are owned free and clear of any Stock Encumbrance imposed by Atlas. There are no outstanding options, warrants or other rights to acquire any share of capital stock of Atlas, there are no outstanding securities authorized, granted or issued by Atlas that are convertible into or exchangeable for shares of its capital stock and there are no phantom stock rights, stock appreciation rights or similar rights regarding Atlas or any Subsidiary.

      SECTION 3.05 No Conflicts. The execution, delivery and performance of this Agreement by Atlas and the consummation of the transactions contemplated hereby will not:

      (a) result in the creation or imposition of any security interest, lien, charge or other encumbrance against the Company Assets (as defined herein), with or without the giving of notice and/or the passage of time, or

      (b) violate, conflict with, affect acceleration of, or result in termination, cancellation or modification of, or constitute a default under (i) any contract, agreement or other instrument to which the Company is a party or by which the Company or its assets is bound or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which the Company is a party or by which the Company may be bound or affected, or to which any of the Company Assets may be subject, or

      (c) violate any statute or Law or any judgment, decree, order, writ, injunction, regulation or rule of any court or any local, state or federal governmental or regulatory authority, which violation, conflict, acceleration, requirement, termination, modification or default described in (a), (b), or (c) above could result in a Material Adverse Effect on the Company or the transactions contemplated by this Agreement.

      SECTION 3.06 Consents and Approvals. The Company is not required to obtain, transfer or cause to be transferred any consent, approval, license, permit or authorization of, or make any declaration, filing or registration with, any third party or any public body or authority in connection with (a) the execution and delivery by Atlas of this Agreement, or (b) the consummation of the transactions contemplated hereby or (c) the future conduct by the Company of the business of the Company (the "Company Business") other than those that may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or that may be required solely by reason of MSSC Carolina's or Marketing Specialists' participation in the transactions contemplated hereby.

      SECTION 3.07 Financial and Operating Statements.

      (a) Year End Financial Statements. Attached hereto as Appendix I is a true and complete copy of audited consolidated financial statements of the Company for the years ended December 31, 1996 and 1995 (the "Year End Financial Statements"). The Year End Financial Statements include audited balance sheets of the Company as of December 31, 1996 and 1995 (such 1996 balance sheet being termed the "1996 Balance Sheet"), together with related statements of operations, equity and cash flow of the Company (and notes thereto) for each of such periods. The Year End Financial Statements are accurate and correct in all material respects and fairly present the consolidated financial position and the results of operations of the Company for the period therein identified in conformity with generally accepted accounting principles ("GAAP") consistently applied.

      (b) Mid-Year Financial Statements. Attached hereto as Appendix II is a true and complete copy of consolidated financial statements of the Company for the six months ended June 30, 1997 and 1996, each as reviewed by Ernst & Young LLP (the "Mid-Year Financial Statements"). The Mid-Year Financial Statements include a balance sheet of the Company as of June 30, 1997 and 1996, each as reviewed by Ernst & Young LLP (such 1997 balance sheet being termed the "1997 Mid-Year Balance Sheet"), together with related statements of operations, equity and cash flow of the Company (and notes thereto) for each of such periods. The Mid-Year Financial Statements are accurate and correct in all material respects and fairly present the consolidated financial position and the results of operations of the Company for the period therein identified in conformity with GAAP consistently applied (except that the Mid-Year Financial Statements do not include notes or normal year-end adjustments).

      (c) 1997 Financial Statements. Attached hereto as Appendix III is a true and complete copy of cash basis combined financial statements of the Company for the eight months ended August 31, 1997 (the "1997 Financial Statements"). The 1997 Financial Statements include an unaudited balance sheet of the Company as of August 31, 1997 (such balance sheet being termed herein the "1997 Balance Sheet"). The 1997 Financial Statements are accurate and correct in all material respects and fairly present the financial position and results of operations of the Company for the period therein identified.

      (d) Accounting Records. The Company (i) keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions, dispositions and assets of the Company and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with the management's general or specific authorization, and (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets and (C) access to such books, records and accounts is permitted only in accordance with management's general or specific authorizations or as required by Law (as defined herein in Section 3.22).

      SECTION 3.08 No Undisclosed or Contingent Liabilities. Except for (a) liabilities or obligations incurred by the Company in the ordinary course of business and not required by GAAP applied on a consistent basis to be set forth on the 1997 Mid-Year Balance Sheet (all of which such items are described in Section 3.08 of the Disclosure Schedule), and (b) liabilities and obligations incurred by the Company in the ordinary course of business since the date of the 1997 Mid-Year Balance Sheet (none of which could reasonably be expected to cause a Material Adverse Effect on the Company), there is no basis for the assertion against the Company of any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise) that may encumber or affect the Company or the transactions contemplated hereby individually in an amount of $50,000 or more or collectively in an aggregate amount of $100,000 or more which is not fully reflected or reserved against on the 1997 Mid-Year Balance Sheet, and, to the best knowledge of the Company, there is no basis for the assertion against the Company of any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise) that may encumber or affect the Company or the transactions contemplated hereby which is not fully reflected or reserved against on the 1997 Mid-Year Balance Sheet.

      SECTION 3.09 Assets of the Company. The assets of the Company (collectively, the "Company Assets") include the assets referenced below:

      (a) Intellectual Property. All patents, trade or service names and marks, assumed names and copyrights and all applications therefor relating in which the Company has an interest (collectively, "Intellectual Property"), including without limitation those listed on Section 3.09(a) of the Disclosure Schedule;

      (b) Receivables. All accounts receivable, bills and notes receivable, commercial paper and acceptances or any other evidences of indebtedness to the Company, including without limitation those listed on Section 3.09(b) of the Disclosure Schedule;

      (c) Company Equipment. All furniture, fixtures and equipment of the Company (the "Company Equipment"), including without limitation those items listed on Section 3.09(c) of the Disclosure Schedule, whether or not such items are in any way attached or affixed to real property;

      (d) Vehicles. All automobiles, trucks, trailers and other vehicles owned or leased by the Company, including without limitation those listed on Section 3.09(d) of the Disclosure Schedule;

      (e) Inventory. All inventory of the Company (the "Inventory"), including, without limitation, all raw materials, work-in-process, finished products, goods in transit, office, manufacturing, lab and advertising supplies, containers and packaging and shipping materials and all inventory in the hands of suppliers for which the Company is committed as of the date hereof or the Closing Date, including without limitation those listed on Section 3.09(e) of the Disclosure Schedule;

      (f) Contracts. All leases, contracts, agreements, arrangements, commitments and understandings (whether written or oral), including without limitation all deferred compensation agreements, agreements with principals, leases, security deposits and options under leases, acquisition agreements and confidentiality agreements, to which the Company is a party, including without limitation all such contracts listed or referred to on Section 3.09(f) of the Disclosure Schedule;

      (g) Insurance. All insurance policies covering the Company and its directors, officers, employees and agents (and all rights and claims thereunder for damage to, or otherwise relating to, the Company Assets), including without limitation those listed on Section 3.09(g) of the Disclosure Schedule; and

      (h) Permits. All licenses, permits and authorizations issued by any federal, state, local or foreign governmental authority (the "Permits") relating to the Company, the Company Assets or the conduct of the Company Business, including without limitation those listed on Section 3.09(h) of the Disclosure Schedule.

      SECTION 3.10 Absence of Certain Changes. Since June 30, 1997, the Company has not:

      (a) suffered any Material Adverse Effect and there has not been any event (whether occurring before or after June 30, 1997) that could reasonably be expected to have a Material Adverse Effect on the Company; or

      (b) experienced any material decrease in the book value of the Company Assets from the amounts reflected on the Mid-Year Balance Sheet, other than decreases resulting from depreciation in accordance with accounting practices in effect at all times since January 1, 1996; or

      (c) incurred any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due), except (i) liabilities or obligations for rent under the Leases (as defined herein) and (ii) liabilities or obligations for other items incurred in the ordinary course of business of the Company and consistent with past practice, none of which other items exceeds $50,000 (considering liabilities or obligations arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease (other than the Leases) or other agreement providing for periodic installments or payments, as a single obligation or liability); or

      (d) increased (other than increases resulting from the calculation of reserves in the ordinary course of business and in a manner consistent with past practice), or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves; or

      (e) paid, discharged or satisfied any claims, encumbrances, liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Mid-Year Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date thereof; or

      (f) permitted, allowed or suffered any of the Company Assets, including, without limitation, real property, personal property or any leasehold interest, to be subjected to any mortgage, pledge, lien, encumbrance, restriction or charge of any kind (except for liens for Taxes (as defined herein) not yet owing); or

      (g) determined as collectible any notes or accounts receivable or any portion thereof which were previously considered uncollectible, or written off as uncollectible any notes or accounts receivable or any portion thereof, except for write-downs in the ordinary course of business, consistent with past practice, in accordance with GAAP consistently applied; or

      (h) canceled any material amount of indebtedness or waived any material claims or rights; or

      (i) sold, transferred or otherwise disposed of any Company Assets except in the ordinary course of business and consistent with past practice; or

      (j) disposed of or permitted to lapse any right to the use of any patent, trademark, assumed name, service mark, trade name, copyright, license or application therefor or disposed of or disclosed to any corporation, association, partnership, organization, business, individual, government or political subdivision thereof or government agency (each, a "Person") other than representatives of MSSC Carolina and Marketing Specialists any trade secret, formula, process or know-how not theretofore a matter of public knowledge; or

      (k) granted any increase in the salary, compensation, rate of compensation, commissions or bonuses payable to or to become payable by the Company to any officer or director of the Company (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing, retirement or other plan or commitment); or

      (l) granted any increase in the salary, compensation, rate of compensation, commissions of bonuses payable to or to become payable by the Company to any employee of the Company (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing, retirement or other plan or commitment), except in the ordinary course of business and consistent with past practice; or

      (m) paid, loaned or advanced any amount to any officer, director, employee or shareholder of the Company except for amounts advanced to employees of the Company in the ordinary course of business consistent with past practice (none of which advances were loans for personal purposes), or sold, transferred or leased any Company Assets to, or entered into any agreement (other than this Agreement) or arrangement with, any officer, director, employee or shareholder of the Company (except for agreements or arrangements made in the ordinary course of business and consistent with past practice); or

      (n) entered into any collective bargaining or labor agreement, or experienced any labor dispute or difficulty; or

      (o) made any single capital expenditure or commitment in excess of $10,000 for additions to property, plant, equipment or for any other purpose or made aggregate capital expenditures or commitments in excess of $25,000 for additions to property, plant, equipment or for any other purpose or purchased more than $10,000 in aggregate of computer software (whether such purchase was capitalized or expensed); or

      (p) made any change in any method of accounting or accounting practice or policy; or

      (q) suffered any casualty loss in excess of $10,000 (whether or not insured against) or suffered aggregate casualty losses in excess of $25,000 (whether or not insured against); or

      (r) issued any additional shares of capital stock of Atlas or the Subsidiaries or any option, warrant, right or other security exercisable for, convertible into or exchangeable for shares of capital stock of Atlas or the Subsidiaries; or

      (s) paid dividends on or made other distributions or payments in respect of the capital stock of Atlas or the Subsidiaries; or

      (t) paid its suppliers and other vendors in a manner and time not consistent with past practice; or

      (u) taken any other action not either in the ordinary course of business and consistent with past practice or provided for in this Agreement; or

      (v) entered into or agreed to any transaction not in the ordinary course of business; or

      (w) agreed, whether in writing or otherwise, to take any of the actions set forth in this Section 3.10.

      SECTION 3.11 Real Property.

      (a) Set forth in Section 3.11 of the Disclosure Schedule is a complete list of all real property that the Company currently owns or has owned in the past ten years. The Company has good and marketable title in fee simple to such currently owned real property and to all plants, buildings and improvements thereon, free and clear of any mortgages, liens, claims, charges, pledges, security interests or other encumbrances of any nature whatsoever (collectively, "Encumbrances").

      (b) With respect to any deeds, title insurance policies, surveys, mortgages, agreements and other documents granting to the Company title to or an interest in or otherwise affecting any such real property, (i) no breach or event of default on the part of the Company, (ii) no material breach or event of default, to the best knowledge of the Company, on the part of any other party thereto, and (iii) no event that, with the giving of notice or lapse of time or both, would constitute such breach or event of default on the part of the Company or, to the best knowledge of the Company, on the part of any other party thereto, has occurred and is continuing.

      (c) Section 3.11 of the Disclosure Schedule contains a complete and accurate list of all real property leases to which the Company is a party in any capacity (including all amendments thereof and modifications thereto) (the "Leases"), including the address of each property, a summary description of the property leased and its uses, the name and address of each landlord or tenant, if applicable, the expiration date of each Lease, whether an option to renew or an option to purchase has been exercised, and whether the obligations of the Company thereunder have been guaranteed by any Person. The Company's interests in and to all Leases listed on Section 3.11 of the Disclosure Schedule are free and clear of all Encumbrances including without limitation subleases, chattel mortgages, mechanics' and materialmen's liens, conditional sales contracts, collateral security arrangements and other interest retention arrangements. The Company has not received notice of any default by the Company under any of the Leases, and there are no facts or conditions that would, with notice or lapse of time or both, constitute a default by the Company under any of the Leases. None of the landlords under any of the Leases is in default. Any Lease or proposed Lease for which any Executive Shareholder or affiliate thereof or related party thereto is landlord are on terms that are no more burdensome to the Company than terms for third party leases in the same geographic area for similarly-situated properties.

      (d) The buildings and improvements owned or leased by the Company on any real property owned by the Company and on any Lease, and the operation and maintenance thereof as operated and maintained, do not (i) contravene any zoning or building Law or ordinance or other administrative regulation or (ii) violate any restrictive covenant or any applicable Law. To the best knowledge of the Company, all of the plants, buildings and structures located on any real property owned by the Company or on any Lease are in a state of good maintenance and repair (normal wear and tear excepted) suitable in all respects for the operation of the Company Business.

      (e) There is no pending or threatened condemnation, eminent domain or similar proceeding with respect to, or that could affect, any real property owned by the Company or any Lease.

      SECTION 3.12 Company Equipment. The Company has good and marketable title to each piece of the Company Equipment, free and clear of any Encumbrances. To the best knowledge of the Company, each piece of the Company Equipment is in good and normal operating condition and repair and adequate for the uses to which it is being put by the Company. The Company has not received any notification from any governmental or regulatory authority within the last five years that the Company is in violation of any health, sanitation, fire, safety, zoning, building or other Law (other than Environmental Laws, which are addressed in Section 3.24), ordinance or regulation in respect of the Company Equipment or operations, which violation has not been appropriately and completely resolved. The Company has provided MSSC Carolina and Marketing Specialists with access to, or copies of, all guarantees, service contracts, maintenance agreements, management agreements, instruction manuals, and any and all other documents and papers that are in the possession or control of the Company and that in any manner pertain to each material piece of the Company Equipment.

      SECTION 3.13 Contracts and Commitments.

      (a) The Company is not a party to or bound by any agreements, contracts or commitments which individually or when aggregated with all related agreements, contracts or commitments, are material to the business, operations, condition (financial or otherwise), liabilities, assets, earnings or working capital of the Company or that provide for the grant of any preferential rights to purchase or lease any of the Company Assets;

      (b) The enforceability of the agreements, contracts and commitments referred to in this Section 3.13 will not be affected in any respect by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby;

      (c) No purchase contracts or commitments of the Company are in excess of the normal, ordinary and usual requirements of the Company, or to the best knowledge of the Company, were entered into at prices materially in excess of those available in the industry in arm's length transactions on the respective dates thereof;

      (d) The Company is not a party to or bound by any outstanding agreements, arrangements or contracts with any of its directors, officers, shareholders, employees, agents, consultants, advisors, salesmen or sales representatives (or any of the affiliates of any of such Persons) that (A) are not cancelable by it on notice of not longer than 30 days and without the imposition of any liability, penalty or premium, (B) require non-cancelable payment by the Company of over $10,000, or (C) provide for any bonus or other payment based on the sale of the Company or any portion thereof;

      (e) The Company is not a party to or bound by any employment agreement, consulting agreement or any other agreements that contains any provision for severance or termination pay liabilities or obligations;

      (f) The Company is not a party to or bound by:

            (i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by the Company;

            (ii) any guaranty, direct or indirect, by the Company of any obligation for borrowings or otherwise, excluding endorsements made for collection in the ordinary course of business;

            (iii) any obligation to make payments, contingent or otherwise, of over $10,000 arising out of any prior acquisition of the business, assets or stock of other persons;

            (iv) any collective bargaining agreement with any labor union;

            (v) any lease or similar arrangement for the use by the Company of personal property requiring payments by the Company, on an annual basis, of over $10,000;

            (vi) any agreement containing noncompetition or other limitations restricting the conduct of the business of the Company; and

            (vii) any partnership, joint venture or similar agreement.

      (g) Neither the Company nor any of its officers, directors, shareholders or affiliates is a party to or bound by any agreement (other than this Agreement) or arrangement for the sale of any of the assets or capital stock of Atlas or the Subsidiaries or for the grant of any preferential rights to purchase any of the assets or capital stock of Atlas or the Subsidiaries; and

      (h) The Company is not bound by any agreement to redeem shares of Common Stock held by any shareholder, which agreement will not be effectively and properly terminated by the consummation of the transactions contemplated hereby.

      (i) With respect to each contract and agreement listed in Section 3.13 of the Disclosure Schedule, except as set forth therein, (i) each of such contracts and agreements is valid, binding and in full force and effect and is enforceable by the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other Laws and judicial decisions of general applicability relating to or affecting creditors' rights and to general principles of equity;
(ii) there have been no cancellations or threatened cancellations thereof nor are there any outstanding disputes thereunder; (iii) neither the Company, nor any other party is in breach of any material provision thereof; and (iv) there does not exist any default under, or any event or condition which with the giving of notice or passage of time or both would become a breach or default under, the terms of any such contract or agreement on the part of the Company or on the part of any other party thereto.

      (j) The Company has delivered or made available to MSSC Carolina or Marketing Specialists true and complete copies of each written contract or agreement listed in Section 3.13 of the Disclosure Schedule and true and accurate summaries of any oral agreement listed thereon.

      SECTION 3.14 Intellectual Property. Section 3.14 of the Disclosure Schedule contains an accurate and complete list of (a) all patents, trademarks (registered or unregistered), trade names, assumed names, copyrights, and all applications therefor, owned or filed by the Company and used in or necessary for the conduct of the Company Business and, with respect to registered trademarks, contains a list of all jurisdictions in which such trademarks are registered and all registration numbers; (b) all licenses, permits and other agreements relating thereto; and (c) all agreements relating to technology, know-how or processes used in or necessary for the conduct of the business of the Company Business which the Company is licensed or authorized to use by others (including, without limitation, licenses for the use of software of all types). Such patents, trademarks (registered or unregistered), copyrights, licenses and permits are (i) valid, subsisting and enforceable, and (ii) duly recorded in the names of the Persons set forth in Section 3.14 of the Disclosure Schedule. The Persons set forth in Section 3.14 of the Disclosure Schedule have the sole and exclusive right, free from any liens, mortgages, security interests, charges or encumbrances, to use the patents, trademarks (registered or unregistered), copyrights and applications therefor set forth beside their names, and the Company has the full right to use the trade names, assumed names, technology, know-how, inventions, works and processes referred to in such lists and all trade secrets required for or incident to the conduct of the Company Business in the jurisdictions in which the Company Business is conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. No claims have been asserted by any Person against the Company with respect to the ownership, validity, enforceability, misappropriation or use of any product or service of the Company Business or such patents, trademarks (registered or unregistered, or of any confusingly similar or dilative trademarks), trade names, assumed names, copyrights, applications therefor, technology, know-how, processes or trade secrets or challenging or questioning the validity or effectiveness of any such license, permits or agreement and there is no valid basis for any such claim, and the use or other exploitation of any such product or service of the Company Business or patents, trademarks (registered or unregistered), trade names, assumed names, copyrights, applications therefor, technology, know-how, processes and trade secrets by the Company does not infringe on or dilute the rights of any Person; and, to the best knowledge of the Company, no other Person is infringing the rights of the Company with respect to such patents, trademarks (registered or unregistered), trade names, assumed names, copyrights, and applications therefor, technology, know-how, inventions, works, processes or trade secrets.

      SECTION 3.15 Inventory. The Company has no Inventory, other than with respect to office supplies that are stored in amounts necessary for the reasonably foreseeable use of the Company.

      SECTION 3.16 Accounts Receivable. Set forth in Section 3.16 of the Disclosure Schedule is a true and complete listing of the aging status of each of the accounts receivable of the Company as of the most recent practicable date. All accounts receivable of the Company, whether reflected in the 1997 Mid-Year Balance Sheet or accrued since the date thereof, represent revenue generated in the ordinary course of business and are collectible net of any reserves shown on the 1997 Mid-Year Balance Sheet or reserves for accounts receivable accrued since the date thereof (which reserves are adequate and were calculated in accordance with GAAP). Subject to the reserves established on the 1997 Mid-Year Balance Sheet or accrued since the date thereof, each of the accounts receivable either has been collected in full or will be collected in full, without any set-off, in a period of time consistent with the historical collection results of the Company during 1994 through 1997, but in no event in excess of 120 days after the day on which each such account receivable became due and payable. A list of any promissory note held by the Company that has been accepted by the Company as payment of accounts receivable of the Company is set forth in Section 3.16 of the Disclosure Schedule.

      SECTION 3.17 Pension and Other Employee Plans and Agreements.

      (a) Section 3.17 of the Disclosure Schedule sets forth, as of the date of this Agreement, all of the pension, profit sharing, stock option, stock purchase, stock bonus, employee stock ownership, incentive, bonus, life, health, disability or accident plans, deferred compensation plans, and other employee compensation or benefit plans, agreements, practices, policies, customs, contracts, arrangements or commitments, including, without limitation, changes in control or severance agreements, holiday, vacation or other similar plans, programs or arrangements, employee benefit plans (within the meaning of section 3(3) of ERISA), and labor union agreements under or with respect to which the Company or any Person ("ERISA Affiliate") who would be treated as being a "single employer" with the Company under section 414 of the Internal Revenue Code of

1986, as amended (the "Code"), has any liability or obligation, whether current, contingent, secondary or otherwise (collectively, the "Plans" and individually, a "Plan"), and the Company has furnished to MSSC Carolina and Marketing Specialists complete copies of all of the foregoing as amended and in effect on the date hereof, including, where applicable, any trust agreements, insurance contracts or other funding mediums related to any Plan and Summary Plan Descriptions. The Company has heretofore delivered to MSSC Carolina and Marketing Specialists the most recent liability valuation report with respect to each Plan for which a report or estimate has been prepared, the most recent assets valuation report provided to the Company with respect to each Plan for which such report must be filed, and the most recent favorable IRS determination letter received with respect to each Plan that is intended to be qualified under section 401(a) of the Code or trust intended to be exempt under section 501(a) or section 501(c)(9) of the Code. Section 3.17 of the Disclosure Schedule also sets forth any other plans or arrangements which would be required to be listed pursuant to the preceding provisions of this section but for the fact that they were terminated within three years of the date of this Agreement (collectively, "Terminated Plan").

      (b) With respect to each Plan and each Terminated Plan, the Company and its ERISA Affiliates have complied in all material respects with, and each Plan and each Terminated Plan conforms in all material respects to and has from its inception been operated in all material respects with, all applicable laws and regulations, including but not limited to ERISA and the Code, and each Plan and each Terminated Plan has been administered in all material respects in accordance with its terms. Each Plan and each Terminated Plan intended to be qualified under section 401(a) of the Code or trust intended to be exempt under section 501(a) or section 501(c)(9) of the Code is, or with respect to a Terminated Plan was at the time it terminated, and for each prior year for which any applicable statute of limitations has not expired, was, qualified or exempt, as the case may be, and each such Plan and Terminated Plan is (or was) a single plan, as defined in section 414(1) of the Code and the regulations thereunder, in which the Company is the sole employer. Neither the Company nor any ERISA Affiliate has ever had an obligation or liability, to or with respect to, a multiemployer plan, as defined in section 4001(a)(3) of ERISA. Neither the Company nor any ERISA Affiliate has any commitment and has not taken any action to adopt or establish any additional Plans or to materially increase the benefits under any Plan; no event or condition has occurred or exists with respect to any Plan or Terminated Plan, whether or not terminated prior to the date of this Agreement and whether or not maintained or contributed to by the Company or any ERISA Affiliate, which individually or collectively could result in a material liability to the Company or any ERISA Affiliate; all contributions required to any Plan and each Terminated Plan and all premiums for insurance coverage for each fiscal year of each Plan and each Terminated Plan ended before the date of this Agreement and for any portion of a fiscal year ending on the Closing Date have been timely paid and payments to be made but not yet due properly accrued and recorded in the Mid-Year Financial Statements and 1997 Financial Statements through their relevant dates; no Plan or Terminated Plan has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived; there is no pending or, to the best knowledge of the Company, threatened or anticipated litigation, arbitration, proceeding, claim (other than an undisputed claim for payment of benefits in accordance with the terms thereof or a pending or final qualified domestic relations order), demand, grievance, or allegation of unfair labor practice (or any basis therefor) involving any of the Plans or Terminated Plans or any investigation, proceeding, administrative review or other administrative agency process which could result in imposition on the

Company or any ERISA Affiliate or any penalty, assessment or liability in connection with any of the Plans or Terminated Plans, individually or collectively; no Plan or Terminated Plan has engaged or is about to engage in a prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code; and no "reportable event," as defined in section 4043 of ERISA, has occurred or, to the best knowledge of the Company, is about to incur that could result in a liability to the Company or any ERISA Affiliate.

      (c) No Plan provides (or has any commitment to provide) health benefits with respect to any current or former employees or independent contractors (or beneficiary thereof) of the Company or any ERISA Affiliate beyond their retirement or other termination of service (other than coverage mandated by COBRA). Each Plan can be unilaterally terminated at any time by the Company without material liability other than incurred but not reported benefit claims and any obligation under COBRA to provide continuation coverage. The parties acknowledge that the Atlas Marketing Company, Inc. Employees 401(k) Plan and Trust cannot be terminated in connection with this transaction.

      SECTION 3.18 Litigation. There are no open and unresolved claims, actions, suits, proceedings, investigations or inquiries that have been made or served against the Company or, to the best knowledge of the Company, that are pending against (without having been so served), threatened by or against, or otherwise affecting or that would adversely affect, the Company or the transactions contemplated hereby at law or in equity or before or by any federal, state, local, foreign or other governmental department, commission, board, agency, or authority; and no other such claim, action, suit, proceeding, inquiry or investigation could be brought against the Company for which valid defenses are not available. No claim, action, suit, proceeding, inquiry or investigation set forth in Section 3.18 of the Disclosure Schedule would, if adversely decided, have a Material Adverse Effect on the Company or the transactions contemplated hereby (except as otherwise disclosed in the Disclosure Schedule). The Company is not a party to or a recipient of service of process regarding (and has not otherwise been named and noticed in) any judgment, order or decree entered in any lawsuit or proceeding which has had or may have a Material Adverse Effect on the Company or on its ability to acquire any property or conduct its business in any way.

      SECTION 3.19 Insurance. (a) All policies of fire, liability, product liability, workmen's compensation, health and other forms of insurance relating to the Company Business are in full force and effect, (b) all billed premiums with respect thereto covering all periods up to and including the Closing Date have been paid or will be paid prior to the Closing Date, and (c) no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of Law and of all agreements with respect to the operation of the Company Business, are valid, outstanding and enforceable policies (subject to bankruptcy, insolvency, reorganization and other Laws and judicial decisions of general applicability relating to or affecting creditors' rights and to general principles of equity). The coverage provided by such policies, with respect to any insured act or event occurring on or prior to the Closing Date, will not in any way be affected by or terminate or lapse by reason of the transactions contemplated hereby.

      SECTION 3.20 Collective Bargaining Agreements; Compensation; Employee Agreements. The Company does not have in effect any collective bargaining agreement. Section 3.20 of the Disclosure Schedule sets forth a complete and accurate list showing the names, the rate of compensation (and the portions thereof attributable to salary and bonuses, respectively) and location of all officers of the Company and of all employees of or consultants to the Company that received annual base salary and cash bonus totaling in excess of $100,000 for the fiscal year ended December 31, 1996. There are no covenants, agreements or restrictions to which the Company is a party, including but not limited to employee noncompete agreements, prohibiting, limiting or in any way restricting any employee listed on Section 3.20 of the Disclosure Schedule from engaging in any type of business activity in any location. The Company is not currently engaged in any bargaining with any labor union. To the best knowledge of the Company, no petition is on file with the National Labor Relations Board submitted by a labor union seeking to represent any of the employees of the Company and the Company is not aware of any attempts to organize the employees of the Company by any labor union.

      SECTION 3.21 Labor Matters. (a) The Company has complied and is presently complying with all applicable Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice or unlawful employment practice which has had, or could reasonably be expected to produce, a Material Adverse Effect on the Company; (b) (i) there is no open and unresolved unfair labor practice charge or complaint against the Company for which the Company has received service of process or other appropriate notice or, to the best knowledge of the Company, pending (without having been so served or noticed) being considered or threatened before the National Labor Relations Board, (ii) there is no open and unresolved grievance or any open and unresolved arbitration proceeding arising out of or under collective bargaining agreements for which the Company has received service of process or other appropriate notice and, to the best knowledge of the Company, no such grievance or arbitration proceeding is pending (without having been so served or noticed) or is being considered or threatened, and (iii) there is no basis for any such charge, complaint or grievance; (c) there is no labor strike, slowdown or work stoppage for which the Company has received service of process or other appropriate notice or, to the best knowledge of the Company, pending (without having been so served or noticed) or threatened against the Company; (d) the Company has not experienced any significant work stoppages or been a party within the past two years to any proceedings before the National Labor Relations Board, and is not a party to any arbitration proceeding arising out of or under collective bargaining agreements; and (e) there is no open and unresolved charge or complaint for which the Company has received service of process or other appropriate notice or, to the best knowledge of the Company, which is being considered or threatened against the Company before the Equal Employment Opportunity Commission or any state, local, federal or foreign agency responsible for the prevention of unlawful employment practices. The Company has not received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation of or relating to the Company, and, to the best knowledge of the Company, no such investigation is in progress. The employees of the Company are not represented by any labor union and there are no any collective bargaining agreements otherwise in effect with respect to such employees. There are no citations against the Company from the Occupational Safety and Health Administration for which the Company has been provided service of process or other appropriate notice, and, to the best knowledge of the Company, no such citations are pending. There are no current Affirmative Action Plans to which the Company is a party affecting the Company Business and, to the best knowledge of the Company, there are no current or pending audits contemplated against the Company by the Office of Federal Compliance Programs pursuant to Executive Order 11246.

      SECTION 3.22 Compliance with Law. The Company is in compliance with all federal, state, foreign and local laws (whether statutory or otherwise), ordinances, rules, regulations, orders, judgments, decrees, writs and injunctions of any governmental authority (collectively, "Laws") applicable to the Company Business (although no representation and warranty is made in this Section 3.22 regarding Laws relating to the matters discussed in Sections 3.17,
3.24 and 3.25, since such Laws are more particularly addressed in Sections 3.17,
3.24 and 3.25, respectively). The Company has not received written notification from any governmental or regulatory authority within the past five years of any asserted present or past failure to so comply, which failure has not been appropriately and completely resolved. The Company has not been notified by any governmental or regulatory authority that the Company is in violation or alleged violation of any Law applicable to the Company Business which violation has not been appropriately and completely resolved, or that any governmental or regulatory authority contemplates any investigation or proceeding with respect to any such violation or alleged violation which has not been appropriately and completely resolved which, in either case, could reasonably be expected to have a Material Adverse Effect.

      SECTION 3.23 Permits. The Company has all Permits necessary for the ownership or leasing of its properties and the conduct of the Company Business as now being conducted. All such Permits are in full force and effect. No violations exist or, to the best knowledge of the Company, have been reported in respect of such Permits. No notice of any proceeding has been served or otherwise given to the Company or, to the best knowledge of the Company, is pending (without service or other notice) or threatened seeking the revocation or limitation of any of such Permits.

      SECTION 3.24 Environmental Matters.

      (a) All Permits that are required for the current operation of the Company Business under all Environmental Laws have been obtained. No notice to, approval of, authorization or consent from any Person is necessary for the transfer of any such Permit, and the consummation of the transactions contemplated by this Agreement will not violate, alter, impair or invalidate, in any respect, such Permits.

      (b) All sites to which Hazardous Material (as defined herein) from the Company has been or is being treated or disposed of, and all transporters of such Hazardous Material, have valid permits for the treatment, disposal or transportation of such Hazardous Materials and were, at the time of treatment, disposal or transport, or are currently in compliance with such permits. Section
3.24 of the Disclosure Schedule contains a complete and accurate list (including street addresses) of any sites to which the Company has sent Hazardous Materials.

      (c) The Company is in substantial compliance with all terms and conditions of the required Permits, and is also in substantial compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all applicable Environmental Laws. Further, the Company is in substantial compliance with all applicable covenants running with any leases that relate to the protection of health or the environment. The Company has not received any communication (written or oral) from any Person that alleges that the Company is not in compliance with the required Permits or with any applicable Environmental Law which allegation has not been appropriately and completely resolved.

      (d) There is no Environmental Claim pending, threatened or, to the best knowledge of the Company, likely to be threatened (i) against the Company; (ii) against any Person whose liability for any Environmental Claim the Company may have retained or assumed either contractually or by operation of Law; or (iii) against any real or personal property or operations that are or have been previously owned, leased, operated or managed, in whole or in part, by the Company.

      (e) There are no events, conditions, circumstances, activities, practices, incidents, actions or plans that may interfere with or prevent compliance or continued compliance with Environmental Laws with respect to the operation of the Company or that may otherwise form the basis of an Environmental Claim against the Company.

      (f) The Company has not prepared or caused the preparation of any environmental reports, audits, investigations or assessments of the Company or any real or personal property or operations which are now, or have been previously owned, leased, operated or managed, in whole or in part, by the Company (collectively, "Environmental Reports"). No Environmental Reports exist.

      (g) The Company has disclosed to MSSC Carolina and Marketing Specialists all relevant facts with respect to potential or actual environmental liabilities of the Company which could have a Material Adverse Effect.

      (h) For purposes of this Agreement, the following terms shall be given the following meanings:

            (i) "Environmental Claim" shall mean any judicial, administrative or regulatory action, civil or criminal suit, demand, demand letter, directive, claim, lien, superlien, investigation, proceeding or notice of violation (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from
      (a) the presence or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether owned, operated, leased or managed by the Company; or (b) circumstances forming the basis of any violation or alleged violation, of any Environmental Law; or (c) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

            (ii) "Environmental Laws" shall mean any Law relating to or applicable to the regulation or protection of human health, safety or the environment (including, without limitation, ambient air, soil, surface water, groundwater, wetlands, land or subsurface), including without limitation, Laws and regulations relating to the Release or threatened Release of Hazardous Material, or manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling or handling of Hazardous Material.

            (iii) "Hazardous Material" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, and compressors or other equipment that contain polychlorinated biphenyls; and (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "contaminants" or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law.

            (iv) "Release" shall mean any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

      SECTION 3.25 Tax Matters.

      (a) All Tax Returns required to be filed on or before the Closing Date by the Company have been or will be filed within the time prescribed by Law (including extensions of time approved by the appropriate taxing authority). "Tax Return" means any report, statement, form, return or other document or information required to be supplied to a taxing authority in connection with Taxes. "Tax" or "Taxes" means any United States or foreign federal, state, or local tax, including without limitation income tax, ad valorem tax, excise tax, sales tax, use tax, franchise tax, gross receipts tax, withholding tax, social security tax, occupation tax, service tax, license tax, payroll tax, transfer and recording tax, severance tax, customs tax, import tax, export tax, employment tax, or any similar or other tax, assessment, duty, fee, levy or other governmental charge, together with and including, without limitation, any and all interest, fines, penalties, assessments and additions to tax resulting from, relating to, or incurred in connection with any such tax or any contest or dispute thereof.

      (b) The Tax Returns so filed are complete, correct and accurate representations of the Tax liabilities of the Company and such Tax Returns accurately set forth or will accurately set forth all items to the extent required to be reflected or included in such returns.

      (c) The Company has timely paid or has made adequate provision in the 1997 Balance Sheet for the payment of all Taxes due on such Tax Returns that have been filed or will be filed for periods ending on or before the date of the 1997 Balance Sheet.

      (d) There is no action, suit, investigation, proceeding, audit or claim that has been served against or otherwise properly noticed to the Company, or, to the best knowledge of the Company, pending or proposed against or with respect to the Company in respect of any Tax. There are no material liens for Taxes upon any of the Company Assets.

      (e) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other Person.

      (f) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

      (g) The Company does not have in effect a consent under Section 341(f) of the Code concerning collapsible corporations.

      (h) The Company has not made any payment, and is not obligated to make any payment, and is not a party to any agreement that could obligate it to make any payment that will not be deductible under section 280G of the Code or will be subject to Tax under section 4999 of the Code.

      (i) There has never been a Tax sharing or allocation agreement in place between the Company and any other Person other than those, if any, with respect to which the applicable statute of limitations has run.

      (j) The Company is not liable for a Tax incurred by any other corporation that was a member of a consolidated group of corporations (within the meaning of Treasury regulation section 1.1502) that included the Company.

      (k) The Company has delivered or made available to MSSC Carolina and Marketing Specialists correct and complete copies of all Tax Returns filed by the Company for 1993, 1994, 1995 and 1996, all examination reports, and any statements of deficiencies assessed against or agreed to by the Company.

      SECTION 3.26 Service Liability. There is no state of facts or the occurrence of any event forming the basis of any present claim against the Company for personal injury or property damage alleged to be caused by products shipped or services rendered by the Company in connection with the Company Business (or seafood purchased by the Company in connection with its Meatmaster arbitrage activities), which is not fully covered by insurance, except for deductibles (the amount of which deductibles is set forth on Section 3.26 of the Disclosure Schedule), and except for claims that would not, individually or in the aggregate, have a Material Adverse Effect on the Company or the consummation of the transactions contemplated hereby.

      SECTION 3.27 Title to Assets. The Company has good, valid and marketable title to the Company Assets, including without limitation those assets set forth on the 1997 Balance Sheet. At the Closing the Company Assets will be free and clear of all mortgages, liens, claims, charges, pledges, security interests or encumbrances of any nature whatsoever.

      SECTION 3.28 Bank Accounts and MDFs. Section 3.28 of the Disclosure Schedule sets forth (i) the names and locations of all banks, trust companies, savings and loan associations, stock brokerages and other financial institutions at which the Company maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom, and (ii) the amount of all marketing development funds ("MDFs") held (and not yet used) by the Company, specifying the amount of such MDFs by name of principal. Other than with respect to the amounts stated in Section 3.28 of the Disclosure Schedule, the Company is not obligated to any party regarding MDFs. The Company and its employees are in compliance with all applicable Laws and all policies of its principals regarding MDFs, and there is no basis for any claim that the past actions of the Company and/or its employees regarding MDFs were not in such compliance.

      SECTION 3.29 Redemptions of Capital Stock by Atlas. All redemptions of its capital stock by Atlas, other than redemptions from the ESOP (which are covered in Section 3.17 hereof), in the past ten years have been effected in accordance with all applicable federal and state securities (and other) Laws and agreements between the Company and its shareholders. There exists no continuing claim by any former or current shareholder, for money or otherwise, against the Company regarding any such redemptions, and no basis for any such claim exists.

      SECTION 3.30 ESOP Matters. Each of the representations and warranties made by the ESOP (or its trustee(s)) in or pursuant to the ESOP/Management Stock Purchase Agreement (an executed copy of which has been reviewed by the Company and each of the Executive Shareholders) is true, complete and correct.

      SECTION 3.31 Accuracy of Disclosure. There is no information contained in this Agreement (whether in this Article III, any other portion of this Agreement, the Disclosure Schedule, the Appendices, the Exhibits or any other documents or certificates delivered pursuant to this Agreement) pertaining to the Company that, to the best knowledge of the Company and the Executive Shareholders, contains an untrue statement of material fact or omits to state any material fact required to be stated in order to make the statements made herein and therein not materially misleading.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                     MSSC CAROLINA AND MARKETING SPECIALISTS

      MSSC Carolina and Marketing Specialists hereby jointly represent and warrant to Atlas and the Executive Shareholders as follows, except as otherwise set forth in the relevant section of the Disclosure Schedule:

      SECTION 4.01 Organization and Qualification - MSSC Carolina. MSSC Carolina is (a) a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the character of the properties and assets now owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect on MSSC Carolina or the consummation of the transactions contemplated hereby. Each jurisdiction in which MSSC Carolina is qualified to do business is listed on Section 4.01 of the Disclosure Schedule.

      SECTION 4.02 Organization and Qualification - Marketing Specialists. Marketing Specialists is (a) a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the character of the properties and assets now owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect on Marketing Specialists or the consummation of the transactions contemplated hereby. Each jurisdiction in which Marketing Specialists is qualified to do business is listed on Section
4.02 of the Disclosure Schedule. Marketing Specialists was organized as of October 7, 1997 to, among other things, own all of the capital stock of MSSC.

      SECTION 4.03 Power and Capacity; Charter Documents of MSSC Carolina.

      (a) MSSC Carolina has all requisite power and authority (corporate and otherwise) to enter into, execute and deliver this Agreement and perform its obligations hereunder. MSSC Carolina has the corporate power and authority to carry on its business as now being conducted and to own and lease its properties. This Agreement has been duly executed and delivered by MSSC Carolina and is a valid and binding obligation of MSSC Carolina, enforceable in accordance with its terms.

      (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by MSSC Carolina will not result in a violation or breach of or constitute a default under any term or provision of the Certificate of Incorporation or Bylaws of MSSC Carolina. MSSC Carolina has delivered to Atlas true and complete copies of the Certificate of Incorporation and the Bylaws of MSSC Carolina, as in effect on the date hereof.

      SECTION 4.04 Significant Subsidiaries. The following direct and indirect wholly-owned subsidiaries of Marketing Specialists are the only such subsidiaries that accounted for more than 10% of Marketing Specialists' consolidated revenues, as set forth in the Marketing Specialists Mid-Year Financial Statements (as defined herein): Marketing Specialists Sales Company, a Texas corporation ("MSSC"), and Bromar, Inc., a California corporation ("Bromar"). MSSC is a direct wholly-owned subsidiary of Marketing Specialists, and Bromar and Tower Marketing Company, Inc., a Texas corporation ("Tower"), are direct wholly-owned subsidiaries of MSSC. MSSC and Bromar, together with Tower, are termed herein the "Key Subsidiaries". Each of the Key Subsidiaries is (a) a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and (b) duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the character of the properties and assets now owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect on Marketing Specialists or the consummation of the transactions contemplated hereby. Each Key Subsidiary has the corporate power and authority to carry on its business as now being conducted and to own and lease its properties.

      SECTION 4.05 Power and Capacity; Charter Documents of Marketing
Specialists.

      (a) Marketing Specialists has all requisite power and authority (corporate and otherwise) to enter into, execute and deliver this Agreement and perform its obligations hereunder. Marketing Specialists has the corporate power and authority to carry on its business as now being conducted and to own and lease its properties. This Agreement has been duly executed and delivered by Marketing Specialists and is a valid and binding obligation of Marketing Specialists, enforceable in accordance with its terms.

      (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Marketing Specialists will not result in a violation or breach of or constitute a default under any term or provision of the Certificate of Incorporation or Bylaws of Marketing Specialists. Marketing Specialists has delivered to Atlas true and complete copies of the Certificate of Incorporation and the Bylaws of Marketing Specialists, as in effect on the date hereof.

      SECTION 4.06 No Conflicts. The execution, delivery and performance of this Agreement by MSSC Carolina and Marketing Specialists and the consummation of the transactions contemplated hereby will not:

      (a) result in the creation or imposition of any security interest, lien, charge or other encumbrance against MSSC Carolina's assets or Marketing Specialists' assets, with or without the giving of notice and/or the passage of time, or

      (b) violate, conflict with, affect acceleration of, or result in termination, cancellation or modification of, or constitute a default under (i) any contract, agreement or other instrument to which MSSC Carolina or Marketing Specialists is a party or by which MSSC Carolina or Marketing Specialists or their respective assets is bound or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which MSSC Carolina or Marketing Specialists is a party or by which MSSC Carolina or Marketing Specialists may be bound or affected or to which any of their respective assets may be subject, or

      (c) violate any statute or law or any judgment, decree, order, writ, injunction, regulation or rule of any court or any local, state or federal governmental or regulatory authority, which violation, conflict, acceleration, requirement, termination, modification or default described in (a), (b), or (c) above could result in a Material Adverse Effect on Marketing Specialists or the transactions contemplated by this Agreement.

      SECTION 4.07 Consents and Approvals. Neither MSSC Carolina nor Marketing Specialists is required to obtain, transfer or cause to be transferred any consent, approval, license, permit or authorization of, or make any declaration, filing or registration with, any third party or any public body or authority in connection with (a) the execution and delivery by MSSC Carolina and Marketing Specialists of this Agreement, or (b) the consummation of the transactions contemplated hereby or (c) the future conduct by the Company of the Company Business, other than those that may be required under the HSR Act or applicable North Carolina "blue sky" securities laws or that may be required solely by reason of Atlas's (as opposed to any other third party's) participation in the transactions contemplated hereby.

      SECTION 4.08 Accredited Investor. MSSC Carolina is an "Accredited Investor" as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933 as amended (the "Securities Act"). MSSC Carolina represents and warrants that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Shares. MSSC Carolina has had the opportunity to obtain from the Executive Shareholders and the Company all information, to the extent possessed by the Executive Shareholders and the Company or reasonably obtainable by them, necessary to evaluate the merits and risks of an investment in the Shares, and has concluded, based on such information and other information previously known to it, to invest in such securities pursuant to the terms of this Agreement.

      SECTION 4.09 Absence of Market. MSSC Carolina acknowledges that the Shares lack liquidity as compared with other securities investments since there is not, and there is not expected to be, any market therefor, and that the sale or transfer of the Shares must comply with the provisions of applicable federal and state securities laws. MSSC Carolina acknowledges that it must bear the economic risk of its investment in the Shares for an indefinite period of time since none of such securities has been registered under the Securities Act and therefore cannot be sold unless such securities are subsequently registered or an exemption from registration is available.

      SECTION 4.10 Investment Purposes. MSSC Carolina hereby represents and warrants that it is acquiring the Shares for investment purposes only, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. MSSC Carolina has no agreement or other arrangement with any person to sell, transfer or pledge any part of the Shares and has no plans to enter into any such agreement or arrangement.

      SECTION 4.11 Restricted Securities. MSSC Carolina acknowledges that the Executive Shareholders are transferring the Shares to it without registration under the Securities Act. MSSC Carolina further acknowledges that the Executive Shareholders and representatives of the Company have advised MSSC Carolina that no state or federal agency or instrumentality has made any finding or determination as to the investment in such securities, nor has any state or federal agency or instrumentality made any recommendation with respect to any purchase or investment in such securities.

      SECTION 4.12 Financial and Operating Statements. Attached hereto as Appendix IV is a true and complete copy of the audited consolidated balance sheets of MSSC as of December 31, 1996 and 1995, together with the related consolidated statement of operations, shareholders' equity (deficit) and cash flow for the year ended (collectively, the "Marketing Specialists Financial Statements"). The Marketing Specialists Financial Statements are accurate and correct in all material respects and fairly present the consolidated financial position and the results of operations of MSSC for the year then ended in conformity with GAAP consistently applied.

      SECTION 4.13 Marketing Specialists Mid-Year Financial Statements. Attached hereto as Appendix V is a true and complete copy of the consolidated balance sheets of MSSC as of June 30, 1997 and 1996, together with the related consolidated statement of operations, shareholders' equity (deficit) and cash flow for the six months then ended, as reviewed by Ernst & Young LLP (collectively, the "Marketing Specialists Mid-Year Financial Statements"). The Marketing Specialists Mid-Year Financial Statements are accurate and correct in all material respects and fairly present the consolidated financial position and the results of operations of MSSC for the six months then ended in conformity with GAAP consistently applied (except that the Marketing Specialists Mid- Year Financial Statements do not include notes or normal year-end adjustments). MSSC has suffered no net Material Adverse Effect in its financial condition since June 30, 1997.

                                    ARTICLE V

                        OTHER OBLIGATIONS OF THE PARTIES

      SECTION 5.01 Conduct of Company Business. From the date hereof to the Closing, except as otherwise expressly set forth in this Agreement, the Company shall conduct the business, operations, activities and practices of the Company only in the ordinary course, in accordance with prudent practice and consistent with past practice. Without limiting the generality of the foregoing, from the date hereof to the Closing, without the prior written consent of MSSC Carolina or Marketing Specialists, Atlas shall not (and shall cause the Subsidiaries to not):

      (a) incur any liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for liabilities or obligations for (i) rent under the Leases (provided, that the Company shall enter into no new, modified or extended leases for real property without the consent of Marketing Specialists) and (ii) other items incurred in the ordinary course of business and consistent with past practice, none of which other items shall exceed $20,000 (considering liabilities or obligations arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease (other than the Leases) or other agreement providing for periodic installments or payments, as a single obligation or liability);

      (b) increase (other than an increase resulting from the calculation of reserves in the ordinary course of business and in a manner consistent with past practice) or change any assumptions underlying, or methods of calculating, any bad debt, contingency or other reserves;

      (c) pay, discharge or satisfy any claim, encumbrance, liability or obligation (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations which are reflected or reserved against in the 1997 Balance Sheet or which have been incurred since the date thereof in the ordinary course of business and consistent with past practice, or prepay any liability or obligation having a fixed maturity of more than 90 days from the date such liability or obligation was issued or incurred;

      (d) permit, allow or suffer any of the Company Assets to be subjected to any new or additional mortgage, pledge, lien, encumbrance, restriction or charge of any kind (except for liens arising as a result of Taxes not yet owing) except for capital equipment leases not to exceed $20,000 in the aggregate;

      (e) determine as collectible any notes or accounts receivable or any portion thereof which was previously considered uncollectible or write off as uncollectible any notes or accounts receivable or any portion thereof other than in the ordinary course of business, but in no event to exceed $20,000 in the aggregate,

      (f) cancel any amount of indebtedness in excess of $10,000 or waive any claims or rights of value in excess of $10,000 except for periodic repayments of the United Carolina Bank credit line in place as of the date hereof (solely as required by the current terms of such credit line);

      (g) sell, transfer or otherwise dispose of any of the Company Assets with an aggregate value of more than $10,000;

      (h) dispose of or permit to lapse any right to use any patent, trademark, assumed name, service mark, trade name, copyright, license or application therefor or dispose of or disclose to any Person other than representatives of MSSC Carolina or Marketing Specialists any trade secret, formula, process or know-how not theretofore a matter of public knowledge (other than disclosures in the ordinary course of business and consistent with past practice that would not materially diminish the value of such trade secrets, formulae, processes or know-how to the Company);

      (i) grant any increase in the compensation payable to or to become payable to those individuals identified in Section 3.20 of the Disclosure Schedule, grant, other than in the ordinary course of business, any increase in the compensation payable to or to become payable to any other employees (of whatever nature) of the Company (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing, retirement or other plan or commitment), grant any general increase in the compensation payable to or to become payable to employees of the Company or, except in the ordinary course of business and consistent with past practice, grant any increase in the compensation payable or to become payable to individual employees;

      (j) pay, loan or advance any amount (except for advances in the ordinary course of business and consistent with past practice that do not in the aggregate exceed $10,000 and are not made as advances for personal loans) to, or sell, transfer or lease any of the Company Assets to, or enter into any agreement or arrangements with, any of the officers, directors, shareholders or employees of any Company or any of their respective affiliates (including, without limitation, payments to Quincy Cummings or Gynn Eller under presently outstanding promissory notes);

      (k) enter into any collective bargaining or labor agreement;

      (l) make any single capital expenditure or commitment in excess of $10,000 for additions to property, plant, equipment or intangible capital assets or for any other purpose or make aggregate capital expenditures or commitments in excess of $25,000 for additions to property, plant, equipment or for any other purpose or purchase more than $10,000 in aggregate of computer software (whether such purchase is to be capitalized or expensed);

      (m) make any change in any method of accounting or accounting practice or policy;

      (n) enter into any agreement or contract or commitment of the type required to be disclosed pursuant to Section 3.10 hereof or outside the ordinary course of business;

      (o) terminate or amend in any material respect any material contract, lease, license, or other agreement to which the Company is a party;

      (p) permit any option to renew any Lease or any option to purchase any property to expire or exercise any such option;

      (q) issue any additional shares of capital stock of the Company or options, warrants, rights (including, without limitation, stock appreciation rights and phantom stock rights) or other securities exercisable for, convertible into or exchangeable for shares of capital stock of the Company, or pay any dividend (or make any other distribution) to the holders of the capital stock of Atlas;

      (r) omit to do any act, or permit any act or omission to act, which may cause a breach of any contract, commitment or obligation of the Company, or any breach of any representation, warranty, covenant or agreement made by the Company herein;

      (s) borrow any amounts from Quincy Cummings or Gynn Eller or any related party thereto;

      (t) pay its suppliers and other vendors in a manner and time not consistent with past practice;

      (u) take any other action not in the ordinary course of business and consistent with past practice and prudent business practice or provided for in this Agreement; or

      (v) agree, whether in writing or otherwise, to do any of the foregoing.

      SECTION 5.02 Access to Books and Records. In order that MSSC Carolina and Marketing Specialists may have full opportunity to make investigations of the Company in connection with the actions contemplated by this Agreement, Atlas shall permit MSSC Carolina and Marketing Specialists and their counsel, accountants, auditors, lenders, environmental consultants and other representatives reasonable access, upon reasonable notice during normal business hours, to all of the plants, offices, properties, Books and Records, contracts and commitments of the Company from the date hereof through the Closing Date.

      SECTION 5.03 Consents. Atlas agrees to use its reasonable efforts to obtain prior to the Closing all consents necessary, in the reasonable determination of MSSC Carolina and Marketing Specialists, to consummate the transactions contemplated hereby, including without limitation each of the consents, approvals, licenses, permits and authorizations (and the declarations, filings and registrations) listed or referred to in Section 3.06 of the Disclosure Schedule. All such consents shall be in writing and in form and substance reasonably satisfactory to MSSC Carolina and Marketing Specialists, and executed counterparts thereof shall be delivered to MSSC Carolina and Marketing Specialists promptly after receipt thereof by Atlas but in no event later than the Closing.

      SECTION 5.04 Other Transactions. Prior to the Closing, the Executive Shareholders and Atlas shall not, and shall not permit any of Atlas' (and the Subsidiaries') officers, directors, employees or other representatives to, directly or indirectly, encourage, solicit, initiate or participate in negotiations with, or provide any information or assistance to, any Person (other than MSSC Carolina and Marketing Specialists and their representatives) concerning any merger, sale of securities, sale of the Company Assets or similar transaction involving the Company or any of the Company Assets (other than the transactions contemplated between the parties by this Agreement and the ESOP/Management Stock Purchase Agreement).

      SECTION 5.05 Supplemental Disclosure. The Disclosure Schedule shall be considered to be part of the representations and warranties of Atlas and the Executive Shareholders. Until the Closing, Atlas and the Executive Shareholders shall have the continuing obligation to promptly supplement or amend the Disclosure Schedule with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule ("Supplemental Disclosures"); provided, however, that MSSC Carolina and Marketing Specialists shall be entitled to treat any such supplementation or amendment as a breach of the appropriate representation or warranty, whether or not the event or condition giving rise to such supplementation or amendment occurred on or prior to the date hereof except to the extent that such supplementation or amendment is a result of any of the activities permitted by Section 5.01, which supplementation or amendment shall not be deemed a breach by Atlas and the Executive Shareholders of any obligation hereunder or be deemed the non-fulfillment of a condition hereunder. Atlas and the Executive Shareholders acknowledge that the Disclosure Schedule is an important and integral part of this Agreement and that MSSC Carolina and Marketing Specialists have relied upon the information contained therein in entering into this Agreement.

      SECTION 5.06 Governmental Filings. As soon as practicable, the Company, the Executive Shareholders, MSSC Carolina and Marketing Specialists shall make any and all filings and submissions to any governmental agency that are required to be made in connection with the transactions contemplated hereby (including, without limitation, additional filings under the HSR Act). The Company and the Executive Shareholders shall furnish to MSSC Carolina and Marketing Specialists, and MSSC Carolina and Marketing Specialists shall furnish to the Company and the Executive Shareholders, such information and assistance as the other party or parties may reasonably request in connection with the preparation of any such filings or submissions.

      SECTION 5.07 Covenant to Satisfy Conditions. The Company, the Executive Shareholders, MSSC Carolina and Marketing Specialists shall each use their reasonable efforts to insure that the conditions set forth in Article VI hereof are satisfied, insofar as such matters are within their respective control. The Executive Shareholders agree to cause Atlas to fulfill its obligations under this Section 5.07.

      SECTION 5.08 Confidentiality. The parties acknowledge and affirm their obligations regarding confidentiality set forth in their mutual confidentiality letters dated June 19, 1996 (with respect to the Company and its management) and October 17, 1997 (with respect to the Executive Shareholders individually). No party shall release any information regarding this Agreement or the transactions contemplated hereby without the prior written consent of each other party hereto. Nothing within this Section 5.08 shall be construed to prevent the Trustee of the ESOP to make such disclosures to governmental agencies or participants and beneficiaries which it deems necessary to fulfill its fiduciary obligations under applicable Law.

      SECTION 5.09 Employees. From the date hereof Atlas shall use its reasonable efforts to retain as employees of the Company through the Closing Date the active employment of the Company's current employees. Atlas and the Executive Shareholders agree in this regard to cooperate with MSSC Carolina and Marketing Specialists by permitting MSSC Carolina and Marketing Specialists throughout the period prior to the Closing Date to meet with the employees of the Company at such times as shall be approved by a representative of Atlas (which approval shall not be unreasonably withheld).

      SECTION 5.10 Damage or Destruction. If any of the offices of the Company shall be damaged so as to be unusable for more than one week or destroyed prior to Closing, then Atlas shall immediately notify MSSC Carolina and Marketing Specialists and furnish to MSSC Carolina and Marketing Specialists a written statement of the amount of insurance, if any, payable on account thereof. In the event of such damage or destruction, MSSC Carolina or Marketing Specialists may elect to require that Atlas restore or replace the affected offices (and any Company Assets therein) to their condition on the date of this Agreement. In the event that such damage to any Company Asset or office of the Company (taking into account the insurance amounts due to the Company as a result of such damage) would reasonably be determined to result in a Material Adverse Effect to the Company of $125,000 or more, then MSSC Carolina or Marketing Specialists may terminate, without liability to Atlas, MSSC Carolina or Marketing Specialists, the transactions contemplated hereby.

      SECTION 5.11 Resignation of Officers and Directors; Releases. On or prior to the Closing, Atlas shall deliver, or cause to be delivered, to MSSC Carolina and Marketing Specialists the resignation of each officer and director of Atlas and the Subsidiaries, effective at the Effective Time (unless agreed otherwise in writing by MSSC Carolina and Marketing Specialists). At the Closing each such officer and director shall release Atlas and the Subsidiaries, and Atlas and the Subsidiaries shall release each such officer and director from all past matters (other than matters of fraud and matters arising under this Agreement or the ESOP/Management Stock Purchase Agreement) in a form acceptable to Marketing Specialists and the parties to such releases.

      SECTION 5.12 Transactions Regarding the ESOP. On or prior to the date of this Agreement, Cummings and Eller shall have caused the ESOP to send a written notice to all participants of the ESOP informing them of the pendency of the transactions contemplated hereby and informing them that the ESOP will be terminated at the time of the Closing. Such written notice will require the participants in the ESOP to make all elections required by Law with respect to their ESOP accounts, and will otherwise comply in all respects with ERISA and other applicable Law. Distributions to all participants will be made by the ESOP trustees in accordance with ERISA and applicable Law prior to or as soon as practicable following the Closing. Cummings and Eller shall promptly inform Marketing Specialists if any Person elects to receive Common Stock as part of a distribution from the ESOP. Atlas shall not, and Quincy Cummings (as a trustee of the ESOP) shall cause the ESOP to not, take any material action regarding the ESOP without obtaining Marketing Specialists' prior written consent thereto.

      SECTION 5.13 Meatmaster Transactions. On or prior to the Closing, Atlas shall enter into an amendment of that certain Agreement and Plan of Merger dated as of January 12, 1996 among Atlas, Meatmaster, James F. Wyatt and Hugh G. Green, which amendment shall terminate any party's right to receive capital stock of Atlas and shall be on terms reasonably satisfactory to Marketing Specialists, with provisions for payment to Hugh Green of no more than $750,000 over a term of five years. Prior to entering into such amendment, Atlas shall submit the amendment to Marketing Specialists for its prior written approval.

      SECTION 5.14 Employment Agreements/Consulting Agreements. On or prior to the Closing, Atlas and Marketing Specialists shall enter into (i) Employment Agreements with each of Gary Propst, Don Olin, Doug Heyel and Gary Moore, which agreements shall be substantially in the form of Exhibit "C" attached hereto and
(ii) Consulting Agreements with Quincy Cummings and Gynn Eller, which agreements shall be substantially in the forms of Exhibit "D-1" and Exhibit "D-2", respectively, attached hereto.

      SECTION 5.15 Clearance of Encumbrances on Company Assets. On or prior to the Closing, the Company shall cause the release of all Encumbrances on the Company Assets (and all Encumbrances on Common Stock held in treasury) on terms that have been previously submitted to Marketing Specialists in writing and approved in writing by Marketing Specialists in its sole discretion.

      SECTION 5.16 Provision of Monthly Financial Statements; Accounts Receivable. Until the Closing, within fifteen business days of the end of each calendar month, Atlas shall deliver to MSSC Carolina and Marketing Specialists a true and complete copy of unaudited cash basis combined financial statements of the Company for the period beginning January 1, 1997 and ending on the last day of such calendar month, which have been prepared by the Chief Financial Officer of Atlas (the "Updated 1997 Financial Statements"). Each of the Updated 1997 Financial Statements shall include an unaudited balance sheet of the Company as of the end of such calendar month and shall be accompanied by a certificate of the Chief Financial Officer that states that: "The Updated 1997 Financial Statements are accurate and correct in all material respects and fairly present the financial position and results of operations of the Company for the period therein identified." Atlas shall deliver to MSSC Carolina and Marketing Specialists a true and complete listing of the aging status of each of the accounts receivable of the Company as of September 30, 1997, within one day of the completion of such listing in accordance with the normal procedures of Atlas.

      SECTION 5.17 Provision of Annual Audited Financial Statements of Marketing Specialists. Until all amounts required to be paid under the Promissory Notes have been paid in full, Marketing Specialists shall provide each of the Executive Shareholders with a copy of its audited consolidated financial statements for the fiscal year most recently ended, as soon as practicable upon such annual audited financials' preparation and release. Furthermore, at any time during such fiscal year, upon ten days' prior written request, each of the Executive Shareholders shall have the right to review Marketing Specialists' most recent unaudited year-to-date financial statements at the offices of Marketing Specialists (and at a date and time to be reasonably acceptable to Marketing Specialists).

      SECTION 5.18 Settlement of Pitts Litigation. On or prior to the Closing, Atlas shall have settled the case styled Luther Pitts v. Atlas Marketing Company, Inc. (Mecklenburg County Superior Court, 97-CVS-13197) on terms that are reasonably satisfactory to Marketing Specialists. Atlas shall first submit any settlement proposal to Marketing Specialists for its review and comment (which comment will be delivered as soon as practicable) prior to submission of such settlement proposal to Mr. Pitts and his attorneys.

      SECTION 5.19 Payment of Certain Expenses. At the Closing, Marketing Specialists shall cause Atlas to pay, or reimburse, the Executive Shareholders for up to $60,000 of any legal fees and disbursements of Atlas and/or the Executive Shareholders incurred in connection with the transactions contemplated hereby; provided, that Marketing Specialists shall first be provided with reasonably acceptable documentation of such expenses and disbursements (which documentation shall not be required to reveal privileged information); provided, further, that the Executive Shareholders shall pay any amounts above $60,000 for legal fees and disbursements incurred by Atlas or them in connection with the transactions contemplated hereby.

      SECTION 5.20 ESOP Elections. Neither of the Executive Shareholders shall at any time elect to receive any stock of Atlas in connection with the distribution or rollover of their ESOP account balance.

      SECTION 5.21 Nine-Month Financial Statements. Atlas shall cooperate with Marketing Specialists by allowing Ernst & Young, LLP to review, as soon as reasonably practicable, the consolidated financial statements of the Company for the nine months ended September 30, 1997 and 1996 (the "Nine-Month Financial Statements"). The Nine-Month Financial Statements shall include a balance sheet of the Company as of September 30, 1997 and 1996, together with related statements of operations, equity and cash flow of the Company (and notes thereto) for each of such periods. The Nine-Month Financial Statements shall be accurate and correct in all material respects and fairly present the consolidated financial position and the results of operations of the Company for the period therein identified in conformity with GAAP consistently applied (except that the Nine- Month Financial Statements shall not include notes or normal year-end adjustments).

      SECTION 5.22 Provision of Marketing Specialists' Nine-Month Financial Statements. As soon as reasonably practicable, Marketing Specialists shall provide the Executive Shareholders with consolidated financial statements of MSSC for the nine months ended September 30, 1997 and 1996 (the "MSSC Nine-Month Financial Statements"). The MSSC Nine-Month Financial Statements shall include a balance sheet of MSSC as of September 30, 1997 and 1996, together with related statements of operations, equity and cash flow of MSSC (and notes thereto) for each of such periods. The MSSC Nine-Month Financial Statements shall be accurate and correct in all material respects and fairly present the consolidated financial position and the results of operations of MSSC for the period therein identified in conformity with GAAP consistently applied (except that the MSSC Nine-Month Financial Statements shall not include notes or normal year-end adjustments).

      SECTION 5.23 Notice of Default by Senior Debt Trustee. Marketing Specialists shall deliver written notice to the Executive Shareholders as soon as practicable after, but in no event more than five business days after, receipt of any Notice of Default from the trustee under the indenture governing the senior subordinated notes to be issued by Marketing Specialists on the Closing Date.

      SECTION 5.24 Financial Reporting. Marketing Specialists shall deliver to Joel Lineberger, on behalf of the Executive Shareholders and the selling shareholders under the ESOP/Management Stock Purchase Agreement, a copy of the information required to be delivered to the banks under Sections 8.1(c) and 8.1(d) of attached Exhibit "I" (as such requirements may be modified by the financing consummated on the Closing Date) at or about the same time such information is delivered to the banks. Mr. Lineberger may make no copies of such information, but shall share it on an eyes- only basis with any Executive Shareholder or selling shareholder who signs a confidentiality agreement reasonably acceptable to Marketing Specialists and (except for the Executive Shareholders) who remains an employee of Atlas.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

      SECTION 6.01 Conditions Precedent to Obligations of MSSC Carolina and Marketing Specialists. The obligations of MSSC Carolina and Marketing Specialists under this Agreement are subject to the satisfaction or, unless prohibited by law, the waiver by MSSC Carolina and Marketing Specialists, at or before the Closing, of each of the following conditions:

      (a) Representations and Warranties. The representations and warranties of Atlas and the Executive Shareholders contained herein shall be true, complete and accurate as of the date when made and at and as of the Closing Date as though such representations, warranties and statements were made at and as of such date.

      (b) Performance. Atlas and the Executive Shareholders shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by it or them at or prior to the Closing.

      (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

      (d) No Litigation. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that (i) restrains or prohibits the consummation of the transactions contemplated hereby, (ii) would adversely effect Marketing Specialists' ability to exercise control over the Company after the Closing, or (iii) would have a Material Adverse Effect on the business, operations, condition (financial or otherwise), liabilities, Company Assets or earnings of the Company.

      (e) Compliance Certificates. Atlas shall have delivered to MSSC Carolina and Marketing Specialists a certificate, dated the Closing Date, executed by its Chief Executive Officer and Chief Financial Officer certifying the fulfillment of the conditions specified in Section 6.01(a) and (b) hereof with respect to its representations, warranties, agreements, obligations and conditions hereunder. Each of the Executive Shareholders shall have executed and delivered to MSSC Carolina and Marketing Specialists a certificate, dated the Closing Date, certifying the fulfillment of the conditions specified in Section 6.01(a) and (b) hereof with respect to his representations, warranties, agreements, obligations and conditions hereunder.

      (f) Secretary's Certificate. Atlas shall have delivered to MSSC Carolina and Marketing Specialists a certificate, dated the Closing Date, executed by its Secretary or Assistant Secretary and certifying as to Atlas' articles of incorporation, bylaws, enabling resolutions, incumbency of officers and other reasonably related matters (including, without limitation, the articles of incorporation and bylaws of any Subsidiary).

      (g) Opinions of Atlas' Counsel. MSSC Carolina and Marketing Specialists shall have received opinions of Smith and Ferrick, P.A. and Tuggle Duggins & Meschan, P.A., counsel to the Company, in the respective forms attached hereto as Exhibit "E" and Exhibit "F".

      (h) Consents and Approvals. All licenses, permits, consents, approvals and authorizations of all third parties and governmental bodies and agencies shall have been obtained which are necessary, in the reasonable determination of counsel to MSSC Carolina and Marketing Specialists, in connection with (a) the execution and delivery by each of the parties, as appropriate, of this Agreement, (b) the consummation by each of the parties of the transactions contemplated hereby or thereby or (c) the conduct by the Company of the Company Business substantially as conducted on the date hereof.

      (i) HSR Waiting Period. Any applicable waiting period under the HSR Act shall have expired, or a notice of early termination shall have been granted, regarding the transactions contemplated hereby.

      (j) No Material Adverse Change. Except as specifically disclosed herein or in the Disclosure Schedule, the events occurring since June 30, 1997, and the conditions arising since such date shall not, in the aggregate, have resulted in, or with the passage of time or otherwise, reasonably be expected to result in, a net adverse change (direct or indirect) on the business, operations, properties (including tangible and intangible properties), condition (financial or otherwise), assets, prospects, obligations or liabilities (whether absolute, contingent or otherwise and whether due or to become due) of the Company.

      (k) Non-Foreign Status. At or prior to Closing, each of the Executive Shareholders shall have delivered to MSSC Carolina and Marketing Specialists a statement certifying that he is not a foreign person, which statement shall comply with the requirements of Treasury regulation Section 1.1445-2(b).

      (l) ESOP. The ESOP shall have been terminated in accordance with applicable Law, all ESOP participants shall have returned distribution election forms and no ESOP participant shall have elected to receive from the ESOP shares of capital stock of Atlas.

      (m) Promissory Note Adjustment Agreement. Marketing Specialists and each of the Executive Shareholders shall have entered into an agreement regarding certain adjustments (tied to the financial performance of the Company) to the Promissory Notes and certain other promissory notes, in the form attached hereto as Exhibit "G".

      (n) Financing. Marketing Specialists shall have received adequate financing for the transactions contemplated by this Agreement and the ESOP/Management Stock Purchase Agreement on terms that are satisfactory to Marketing Specialists.

      (o) Purchase of Remaining Shares. All conditions to MSSC Carolina's and Marketing Specialists' obligations to consummate the transactions contemplated by the ESOP/Management Stock Purchase Agreement shall have been fulfilled.

      (p) Documents. All documents to be delivered by the Company and/or the Executive Shareholders to MSSC Carolina and Marketing Specialists at the Closing shall be duly executed and in form and substance reasonably satisfactory to MSSC Carolina and Marketing Specialists.

      (q) Other. MSSC Carolina and Marketing Specialists shall have received such other documents or certificates as MSSC Carolina and Marketing Specialists may reasonably have requested, including, without limitation, certificates of good standing with respect to each of Atlas and the Subsidiaries from the appropriate authority in its jurisdiction of incorporation and certificates of good standing with respect to each of Atlas and the Subsidiaries from the appropriate authority in each jurisdiction in which it is qualified to do business.

      SECTION 6.02 Conditions Precedent to Obligations of the Executive Shareholders and Atlas. The obligations of the Executive Shareholders and Atlas under this Agreement are subject to the satisfaction or, unless prohibited by law, the waiver by the Executive Shareholders and Atlas at or before the Closing, of each of the following conditions:

      (a) Representations and Warranties. The representations and warranties of MSSC Carolina and Marketing Specialists contained herein shall be true, complete and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date.

      (b) Performance. MSSC Carolina and Marketing Specialists shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by them at or prior to the Closing.

      (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction restraining or prohibiting consummation of the transactions contemplated hereby.

      (d) No Proceeding or Litigation. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that restrains or prohibits the consummation of the transactions contemplated hereby.

      (e) Officers' Certificates. Each of MSSC Carolina and Marketing Specialists shall have delivered to the Executive Shareholders and Atlas a certificate, dated the Closing Date and executed by its respective Chief Executive Officer and Chief Financial Officer certifying the fulfillment of the conditions specified in Sections 6.02(a) and (b) hereof.

      (f) Secretary's Certificates. MSSC Carolina and Marketing Specialists shall have delivered to the Executive Shareholders and Atlas a certificate, dated the Closing Date, executed by its respective Secretary or Assistant Secretary and certifying as to its organizational documents, enabling resolutions, incumbency of officers and other related matters.

      (g) Opinion of MSSC Carolina's and Marketing Specialists' Counsel. The Executive Shareholders shall have received an opinion, dated the Closing Date, from Andrews & Kurth L.L.P., counsel to MSSC Carolina and Marketing Specialists, in the form attached hereto as Exhibit "H".

      (h) No Material Adverse Effect. Except as specifically disclosed herein or in the Disclosure Schedule, the events occurring since June 30, 1997, and the conditions arising since such date shall not, in the aggregate, have resulted in, or with the passage of time or otherwise, reasonably be expected to result in, a Material Adverse Effect on Marketing Specialists' business, operations, properties (including tangible and intangible properties), condition (financial or otherwise), assets, prospects, obligations or liabilities (whether absolute, contingent or otherwise and whether due or to become due).

      (i) Restrictive Covenants of Senior Debt. The restrictive covenants and events of default under the lending documents that are senior to the Promissory Notes shall, taken as a whole, not be materially more restrictive to Marketing Specialists than those covenants and events of default set forth on Exhibit "I" hereto.

      (j) HSR Waiting Period. Any applicable waiting period under the HSR Act shall have expired, or a notice of early termination shall have been granted, regarding the transactions contemplated hereby.

      (k) Documents. All documents to be delivered by each of MSSC Carolina and Marketing Specialists to Atlas at the Closing shall be duly executed and in form and substance reasonably satisfactory to Atlas.

                                   ARTICLE VII

                                 INDEMNIFICATION

      SECTION 7.01 Survival of Representations and Warranties. All representations and warranties made hereunder shall survive any investigation made by or on behalf of any party hereto and shall survive for a period of two years following the Closing; provided, however, that the representations and warranties (a) contained in this Agreement relating to Taxes or made pursuant to Sections 3.17 and 3.30 hereof shall survive until 90 days following the expiration of the period of limitations for any matter relating thereto, plus any extended period applicable thereto by reason of any waiver of the period of limitations; (b) made pursuant to Article II or Sections 3.01 through 3.06 hereof shall survive forever; and (c) made pursuant to Section 3.29 hereof shall survive for a period of five years after Closing, and, provided further, that the representations and warranties made herein shall be qualified, to the extent that the party to whom such representation and warranty is made has received and accepted written documentation (other than the Disclosure Schedule, which is covered elsewhere herein) of a fact or facts, as of the Closing Date, which contradicts or is materially inconsistent with any representation, statement, or averment upon which that party claims reliance to his or her detriment. Each covenant and agreement (but not representations and warranties, since they are covered elsewhere above) of the parties hereunder shall survive any investigation made by or on behalf of any party hereto and shall survive the Closing hereunder.

      SECTION 7.02 Indemnification by the Executive Shareholders. Subject to the other terms and conditions of this Agreement, the Executive Shareholders jointly and severally agree to indemnify, defend and hold harmless Marketing Specialists and MSSC Carolina and any of their respective stockholders, officers, directors, employees, representatives, affiliates, subsidiaries, successors and assigns (collectively, the "Marketing Specialists Group"), at any time after the Closing, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses including, without limitation, interest, penalties and reasonable attorneys' fees and expenses, after deducting any insurance proceeds received by the Marketing Specialists Group in connection therewith, (collectively "Marketing Specialists Group Damages") asserted against, resulting to, imposed upon or incurred by the Marketing Specialists Group or any member thereof, directly or indirectly, by reason of or resulting from:

      (a) a breach of any representation, warranty or agreement of Atlas contained in or made pursuant to this Agreement or any facts or circumstances constituting such a breach;

      (b) a breach of any representation, warranty or agreement of the Executive Shareholders contained in or made pursuant to this Agreement (including, without limitation, the provisions set forth in Article VIII hereof) or any facts or circumstances constituting such a breach (provided, however, that with respect to this clause (b), the indemnification obligations of Eller and Cummings shall be several, and not joint, regarding any of their respective breaches of such items);

      (c) any actual or alleged pollution or threat to the environment relating to Atlas, the Company Business or any of the Company Assets or properties to the extent that such actual or alleged pollution or threat to the environment results in any way from facts, conditions or circumstances that occurred or existed at or prior to the Closing; or

      (d) any claims (i) by the Internal Revenue Service or any other state or local taxing authority regarding (A) the reasonableness of compensation paid to Eller and/or Cummings ("Reasonable Compensation Tax Claims") in any year or (B) any Tax of the Company relating to but not paid for any period ending on or prior to December 31, 1996 ("Other Selected Tax Claims") or (ii) by any Person regarding unauthorized use by Atlas of software prior to the Closing (or any amounts required to correct deficiencies in the number of licenses for presently used software) ("Software Claims"); provided, however, that Marketing Specialists shall cause Atlas to pay up to $1,000,000, in aggregate, of any Other Selected Tax Claims, Software Claims, and any taxes, penalties and interest finally determined to be due and owing by Atlas in connection with Reasonable Compensation Tax Claims for the 1993, 1994, 1995, 1996 and 1997 tax years (provided, further, that with respect to this clause (d), the indemnification obligations of Eller and Cummings shall be several, and not joint, regarding any taxes, penalties and interest specifically allocated by the IRS or other taxing authority to the compensation of Eller and Cummings, respectively, in the final resolution of Reasonable Compensation Tax Claims).

All of the items in the foregoing clauses (a) through (d) are hereinafter collectively referred to as the "Marketing Specialists Claims".

      SECTION 7.03 Indemnification by Marketing Specialists. Subject to the other terms and conditions of this Agreement, Marketing Specialists agrees to indemnify, defend and hold harmless the Executive Shareholders and any of their respective heirs and personal representatives (collectively, the "Executive Shareholders Group"), at any time after the Closing, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses including, without limitation, interest, penalties and reasonable attorneys' fees and expenses, after deducting any insurance proceeds received by the Executive Shareholders Group in connection therewith, (collectively "Executive Shareholders Group Damages") asserted against, resulting to, imposed upon or incurred by the Executive Shareholders Group or any member thereof, directly or indirectly, by reason of or resulting from a breach of any representation, warranty or agreement of Marketing Specialists or MSSC Carolina contained in or made pursuant to this Agreement or any facts or circumstances constituting such a breach (collectively, the "Executive Shareholders Claims"; the Marketing Specialists Claims and the Executive Shareholders Claims are hereinafter collectively referred to as the "Claims").

      SECTION 7.04 Limitations Regarding Indemnification Obligations of the Executive Shareholders. Notwithstanding any other provision in this Agreement, the liability of the Executive Shareholders to indemnify the Marketing Specialists Group pursuant to Section 7.02 hereof against any Marketing Specialists Group Damages sustained by reason of any Marketing Specialists Claim shall be limited to Marketing Specialists Claims as to which any member of the Marketing Specialists Group has given to the Executive Shareholders written notice thereof within two years following the Closing, whether or not any Marketing Specialists Group Damages have then actually been sustained; provided, however, that, notwithstanding the foregoing, the liability of the Executive Shareholders to indemnify the Marketing Specialists Group against any Marketing Specialists Group Damages sustained by reason of any Marketing Specialists Claim relating to a breach of any of the representations, warranties or agreements (a) relating to Taxes or made pursuant to Sections 3.17, 3.30, 5.12 and 7.02(d) of this Agreement shall be limited to Marketing Specialists Claims as to which a member of the Marketing Specialists Group has given to the Executive Shareholders written notice thereof at or prior to 90 days following the expiration of the period of limitations applicable to the event giving rise to such Marketing Specialists Claim, plus any extended period applicable thereto by reason of any waiver of the period of limitations; (b) made pursuant to Article II hereof or Sections 3.01 through 3.06 hereof shall not be limited by the time in which such Marketing Specialists Claim is made; and (c) made pursuant to
Section 3.29 or 7.02(c) hereof shall be limited to Marketing Specialists Claims as to which a member of the Marketing Specialists Group has given to the Executive Shareholders written notice thereof within five years following the Closing; and, provided, further, the provisions for indemnity contained in this Agreement (except for Marketing Specialists Claims arising under Section 7.02(d) hereof, for which no limit or Executive Shareholder's Basket Amount (as defined below) shall apply) shall be effective against Eller or Cummings individually only after the aggregate amount of all Marketing Specialists Claims for which such individual is liable hereunder (on a joint or several basis) equals or exceeds the amount (the "Executive Shareholder's Basket Amount") obtained by multiplying $150,000 by a fraction, the numerator of which is equal to (i) in the case of Eller, all amounts payable to Eller for his Shares pursuant to the provisions of Section 1.04 hereof, as such consideration may be adjusted by the Promissory Note Adjustment Agreement (the "Eller Share Consideration"), and (ii) in the case of Cummings, all amounts payable to Cummings for his Shares pursuant to the provisions of Section 1.04(d) hereof, as such consideration may be adjusted by the Promissory Note Adjustment Agreement (the "Cummings Share Consideration"), and the denominator of which is equal to the sum of the Eller Share Consideration and the Cummings Share Consideration, and then only to the extent that such indemnity exceeds such Executive Shareholder's Basket Amount, but in no event in excess of the Eller Share Consideration or the Cummings Share Consideration, as applicable. Marketing Specialists, on behalf of the Marketing Specialists Group, hereby agrees to use all reasonable efforts (not including the expenditure of more than a de minimis amount of funds or the filing of a lawsuit) to pursue redress against Persons other than the Executive Shareholders (including, without limitation, seeking recovery of applicable insurance proceeds) prior to seeking indemnification hereunder against the Executive Shareholders, if in the reasonable opinion of Marketing Specialists such other Persons are primarily responsible for the Marketing Specialists Claims in question; provided that, if Marketing Specialists is in any way unsuccessful in such efforts, it shall notify the Executive Shareholders as promptly as practicable so that the Executive Shareholders may fulfill their indemnification obligations hereunder (and Marketing Specialists shall share with the Executive Shareholders any information gained by Marketing Specialists from such other Persons regarding the

Marketing Specialists Claims in question, and, upon payment in full (or completion of arrangements for payment satisfactory to Marketing Specialists) by the Executive Shareholders of the Marketing Specialists Group Damages regarding the Marketing Specialists Claims in question, Marketing Specialists shall assign to the Executive Shareholders any rights of Marketing Specialists against such Persons (including insurance companies) and shall provide reasonable cooperation to the Executive Shareholders in pursuing such claim as long as the Executive Shareholders pay all expenses of Marketing Specialists reasonably incurred in connection with such cooperation). The sum of the Executive Shareholder's Basket Amount for Cummings and the Executive Shareholder's Basket Amount for Eller shall be increased (a "Basket Increase") in the event, and to the extent, that the Executive Shareholders can prove to Marketing Specialists with reasonable certainty that the amount of allowances for uncollectible brokerage accounts receivable of the Company set forth in the September 30, 1997 balance sheet included in the Nine-Month Financial Statements was overstated; that is, the Basket Increase (if any) will be equal in amount to (i) the amount of all actual collections of brokerage accounts receivable included in such balance sheet less
(ii) the net amount of brokerage accounts receivable (i.e., net of allowance) included in such balance sheet. Any Basket Increase shall be applied one-half to the Executive Shareholder's Basket Amount for Cummings and one-half to the Executive Shareholder's Basket Amount for Eller, unless Marketing Specialists receives joint written instructions from the Executive Shareholders regarding a different allocation.

      SECTION 7.05 Limitations Regarding Indemnification Obligations of Marketing Specialists. Notwithstanding any other provision in this Agreement, the liability of Marketing Specialists to indemnify the Executive Shareholders Group pursuant to Section 7.03 hereof against any Executive Shareholders Group Damages sustained by reason of any Executive Shareholders Claim shall be limited to Executive Shareholders Claims as to which any member of the Executive Shareholders Group has given to Marketing Specialists written notice thereof within two years following the Closing, whether or not any Executive Shareholders Group Damages have then actually been sustained; provided, however, that, notwithstanding the foregoing, the liability of Marketing Specialists to indemnify the Executive Shareholders Group against any Executive Shareholders Group Damages sustained by reason of any Executive Shareholders Claim relating to a breach of any of the representations and warranties made pursuant to Sections 4.01 through 4.07 hereof shall not be limited by the time in which such Executive Shareholders Claim is made; and provided, further, that the provisions for indemnity contained in this Agreement shall be effective against Marketing Specialists only if, and to the extent that, the aggregate amount of all Executive Shareholders Claims for which Marketing Specialists is liable hereunder equals or exceeds $150,000 (the "Marketing Specialists Basket Amount"), and then only to the extent that such indemnity exceeds the Marketing Specialists Basket Amount, but in no event in excess of the sum of the Eller Share Consideration and the Cummings Share Consideration.

      SECTION 7.06 Conditions of Indemnification. The obligations and liabilities of the parties with respect to Claims shall be subject to the following terms and conditions:

      (a) The indemnified party shall give the indemnifying party prompt notice of any such Claim, and the indemnifying party shall have the right to undertake the defense thereof by representatives chosen by it;

      (b) If the indemnifying party fails to defend the indemnified party against such Claim within a reasonable time after being notified of the Claim, then the indemnified party shall (upon further notice to the indemnifying party) have the right to defend, compromise or settle such Claim on behalf of and for the account and risk of the indemnifying party subject to the right of the indemnifying party to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof; provided, that the indemnified party shall provide the indemnifying party with notice of any proposed settlement or compromise of such Claim (as far in advance of the actual settlement or compromise of the Claim as is reasonably practicable); and

      (c) Anything in this Agreement to the contrary notwithstanding, (i) if there is a reasonable probability that a Claim may materially and adversely affect the indemnified party other than as a result of money damages or other money payments, the indemnified party shall have the right, at the cost and expense of the indemnifying party, to manage the defense, compromise or settlement of such Claim; provided, however, that if such Claim is settled without the indemnifying party's consent (which consent shall not be unreasonably withheld), the indemnified party shall be deemed to have waived all rights hereunder against the indemnifying party for money damages arising out of such Claim; and (ii) the indemnifying party shall not, without the written consent of the indemnified party, settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party a release from all liability in respect to such Claim.

      SECTION 7.07 Payment/Setoff of Indemnification Claims Against the Executive Shareholders. Any payment obligation of the Executive Shareholders regarding the indemnities hereunder shall be satisfied (in any proportion between Eller and Cummings as selected by Marketing Specialists), subject to the second proviso of this sentence in the following manner and order: (a) first, as against Eller, by Marketing Specialists reducing the outstanding amount of accrued but unpaid interest (and then outstanding principal) under the terms of the Promissory Note received by Eller from Marketing Specialists at the Closing and/or, as against Cummings, by Marketing Specialists reducing the outstanding amount of accrued but unpaid interest (and then outstanding principal) under the terms of the Promissory Note received by Cummings from Marketing Specialists at the Closing, then (b) second, by the prompt payment of immediately available funds by wire transfer to Marketing Specialists by Eller and/or Cummings for any amounts owed by them, respectively, under this Agreement that have not been satisfied by the other means set forth in this Section 7.07; provided, however, that Eller and/or Cummings may choose in any event to satisfy their payment obligations under this Section 7.07 by means of payment pursuant to clause (b) above; provided, further, that Marketing Specialists may only seek payment from one Executive Shareholder for Marketing Specialists Claims that are the joint and several responsibility of both Executive Shareholders if Marketing Specialists has first exhausted the Executive Shareholder's Basket Amount for both Executive Shareholders.

      SECTION 7.08 Claim Disputes.

      (a) Within 30 days of its receipt of written notice from Marketing Specialists under Section 7.06 above regarding a Marketing Specialists Claim and the amount of Marketing Specialists Group Damages related thereto (and the proposed method of payment under Section 7.07 above), the Executive Shareholders shall deliver to Marketing Specialists written notice containing specific objections (prepared in good faith) to the nature of the Marketing Specialists Claim or the amount of Marketing Specialists Group Damages specified in the original notice. In such event, Marketing Specialists and the Executive Shareholders shall work in good faith during the next 30 days toward resolving any such objections. If a resolution is reached within such 30 days, the Marketing Specialists Group shall be indemnified for the amount so agreed upon in accordance with the other terms and conditions of this Agreement.

      (b) Within 30 days of its receipt of written notice from either Executive Shareholder under Section 7.06 above regarding a Executive Shareholders Claim and the amount of Executive Shareholders Group Damages related thereto, Marketing Specialists shall deliver to such Executive Shareholder written notice containing specific objections (prepared in good faith) to the nature of the Executive Shareholders Claim or the amount of Executive Shareholders Group Damages specified in the original notice. In such event, Marketing Specialists and such Executive Shareholder shall work in good faith during the next 30 days toward resolving any such objections. If a resolution is reached within such 30 days, the Executive Shareholder Group shall be indemnified for the amount so agreed upon in accordance with the other terms and conditions of this Agreement.

      (c) In the event no mutually agreeable resolution of an indemnification matter is reached under the foregoing clauses (a) or (b) within such 30 day period, such dispute shall be submitted to three arbitrators in accordance with the Rules of Commercial Arbitration of the American Arbitration Association. If there is a dispute as to whether all or any part of a Claim arose after the Closing, this issue (as well as the resulting allocation of damages) may, without limitation as to other matters, be among the matters addressed by the arbitrators. The arbitrators shall be governed by and shall apply the substantive law of the State of Texas in making their determination, and their ruling shall be binding and conclusive upon Marketing Specialists and the Executive Shareholders.

      SECTION 7.09 Remedies Cumulative. The remedies provided to the parties in this Agreement shall be cumulative and shall not preclude assertion by them of any other rights or the seeking of any other remedies against any other party hereto; provided, however, that the indemnification remedy provided to Marketing Specialists under this Article VII for matters arising under Section 7.02(d) hereof shall be the sole and exclusive remedy for Marketing Specialists and Atlas against the Executive Shareholders for any claim by any Person against the Executive Shareholders for allegedly excessive compensation previously paid to them by Atlas.

                                  ARTICLE VIII

                    RESTRICTIONS REGARDING UNFAIR COMPETITION

      SECTION 8.01 Restriction of Unfair Competition. Each of the Executive Shareholders acknowledges (i) that he has significant information regarding the Company Business and (ii) that he has had access, through the course of preparation and negotiation of this Agreement, to significant information regarding the business of Marketing Specialists. After the Closing, each of the Executive Shareholders will restrict his activities so that Marketing Specialists' reasonable expectations with respect to the goodwill, business reputation, employee relations and prospects connected with the Principals (as defined in Section 8.02 hereof) will not be materially impaired. In furtherance but not in limitation of this general obligation, each of the Executive Shareholders covenants and agrees as follows:

      (a) During the Noncompete Period (as defined in Section 8.02 hereof), he shall not, for himself or herself or on behalf of any other Person (other than Marketing Specialists and its subsidiaries) take, solicit, handle, represent, interfere with, infringe upon or otherwise divert any of the Company Business or Marketing Specialists' business with respect to the Principals to any competitor of Marketing Specialists now or hereafter operating or located within the Counties (as defined in Section 8.02 hereof).

      (b) During the first five years following the Closing, he or she shall not take employment, directly or indirectly, from or with any Person or engage in any work for any Person, directly or indirectly, who has received or accepted or receives or accepts within the prior six months (i.e., six months prior to the commencement of employment with such Person by an Executive Shareholder) the handling or representation of any of the Company Principals in the Counties.

      (c) During the Noncompete Period, he or she will not, directly or indirectly, solicit, contact, call on, divert or attempt to divert to any competitor of Marketing Specialists and its subsidiaries any of the Principals in the Counties without the prior written approval and permission of Marketing Specialists.

      (d) During the full seven-year Noncompete Period, he or she shall not solicit, directly or indirectly, nor provide any other Person any information to use in soliciting, any employees to leave Atlas or any successor thereof (and join any Person with which such Executive Shareholder is associated, directly or indirectly).

      SECTION 8.02 Certain Definitions. As used in this Article VIII, the term
(a) "Noncompete Period" means (i) a period of seven years following the Closing with respect to the Company Principals (as defined below) or any actions of Executive Shareholders concerning or affecting the Company Principals, and (ii) a period of two years following the Closing with respect to the Marketing Specialists Principals (as defined below) or any actions of Executive Shareholders concerning or affecting the Marketing Specialists Principals; (b) "Counties" means (i) for the first two years following the Closing, all counties in which Marketing Specialists (or its subsidiaries) does business and (ii) for the next five years following the Closing, all counties in which the Company (or any successor thereof) does business with any or all of its 250 largest principals; (c) "Company Principals" shall mean the principals whose products, product lines and/or lines of business are represented by the Company on the Closing Date or for which, in the prior three months, active solicitation of such principal by Atlas had occurred; (d) "Marketing Specialists Principals" shall mean any principal whose products, product lines and/or lines of business are represented by Marketing Specialists (or its subsidiaries) on the Closing Date or for which, in the prior three months, active solicitation of such principal by Marketing Specialists (or its subsidiaries) had occurred; and (e) "Principals" means, collectively, the Company Principals and the Marketing Specialists Principals.

      SECTION 8.03 General Provisions Regarding the Restrictive Covenants.

      (a) The separate (and not joint) covenants on the part of the Executive Shareholders set forth in this Article VIII (the "Restrictive Covenants") are given and made by the Executive Shareholders to induce Marketing Specialists to purchase the Shares, and the Executive Shareholders hereby acknowledge the sufficiency of the consideration for such Restrictive Covenants.

      (b) Each of the Executive Shareholders acknowledges and agrees that these Restrictive Covenants are reasonable and necessary and are supported by the valid business interests of Marketing Specialists, and the restrictions during the Noncompete Period are essential to the full protection of those valid business interests.

      (c) Except as otherwise set forth to the contrary in Article VII hereof, these Restrictive Covenants shall be construed as agreements independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Executive Shareholders against Marketing Specialists (other than a claim arising as a result of Marketing Specialists' failure to pay amounts properly due under the Promissory Notes, whether because of subordination provisions therein or otherwise (a "Note Failure"), as discussed below), whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by Marketing Specialists of any of these Restrictive Covenants; provided, that if a Note Failure occurs within three years of Closing, these Restrictive Covenants shall remain in full force and effect (the immediately available funds portion of the Total Purchase Price being deemed to support such enforcement); provided further, that if a Note Failure lasts for more than three continuous months at any time after the third anniversary of the Closing, the affected Executive Shareholder(s) shall not be bound by the Restrictive Covenants during the continuation of such Note Failure.

      (d) Marketing Specialists' failure to object to any conduct in violation of the covenants set forth in Article VIII hereof shall not be deemed a waiver by Marketing Specialists, but Marketing Specialists may, if it wishes, specifically waive any part of all of those covenants to the extent that such waiver is set forth in a writing duly executed by Marketing Specialists.

      (e) If any portion of any Restrictive Covenant is held by a court of competent jurisdiction to be unreasonable, arbitrary, or against public policy for any reason, the Restrictive Covenant in question shall be considered divisible as to line of business, time, and geographic area. If a court of competent jurisdiction should determine the specified lines of business, the specified period, or the specified geographic area to be unreasonable, arbitrary, or against public policy for any reason, a narrower line of business, a lesser period of time, or a smaller geographic area that is determined to be reasonable, non-arbitrary, and not against public policy for any reason, may be enforced by Marketing Specialists against the Executive Shareholders.

      SECTION 8.04 Damages.

      (a) The parties hereto acknowledge and stipulate that breach of the Restrictive Covenants may irreparably harm Marketing Specialists and cause significant damage and loss to Marketing Specialists and that, in such event, Marketing Specialists may have no adequate remedy at law. The parties further acknowledge that money damages for such breach are difficult, if not impossible, to calculate and that the most appropriate relief in the event of breach would be injunctive relief. In the event of a breach or threatened breach by a Executive Shareholder of any of the provisions of the Restrictive Covenants, Marketing Specialists shall be entitled to entry of a temporary or permanent injunction, without bond of any kind, restraining such Executive Shareholder from violation of the Restrictive Covenants. Should an action be brought by Marketing Specialists against such Executive Shareholder to enforce any Restrictive Covenant, the period of restriction shall be deemed to begin running on the date of entry of an order granting the Company injunctive relief and shall continue uninterrupted until the expiration of the applicable Noncompete Period.

      (b) Notwithstanding that Marketing Specialists does not have an adequate remedy at law for a breach of the Restrictive Covenants, the parties hereto stipulate and agree that in the event of breach of said Restrictive Covenants, Marketing Specialists will suffer damages during the period of time in which the breaching party competes or attempts to compete with Marketing Specialists. Furthermore, the parties stipulate and agree that the precise amount of damages incurred by Marketing Specialists in such circumstances would be difficult, if not impossible, to calculate and, therefore, the parties hereby stipulate and agree to imposition of liquidated damages for each Principal actually lost by Marketing Specialists to such Executive Shareholder or any Person with which such Executive Shareholder becomes associated (directly or indirectly), in an amount (the "Damage Amount") equal to the greater of:

            (i) the gross brokerage paid by such lost Principal to Marketing Specialists for the twelve-month period (if the breach occurs within the first two years after Closing) or the eight-month period (if the breach occurs thereafter) immediately preceding such Executive Shareholder's breach;

            (ii) the gross brokerage paid by such lost Principal to such Executive Shareholder or any Person with which such Executive Shareholder becomes associated during the twelve month period (if the breach occurs within the first two years after Closing) or the eight-month period (if the breach occurs thereafter) immediately following such Executive Shareholder's breach; or

            (iii) the gross brokerage paid by such lost Principal to Marketing Specialists for the twelve-month period (if the breach occurs within the first two years after Closing) or the eight-month period (if the breach occurs thereafter) immediately prior to Marketing Specialists ceasing to represent such Principal.

      (c) All remedies given to Marketing Specialists by this Agreement shall be construed as cumulative remedies and shall not be alternative or exclusive remedies. In the event of breach or threatened breach by either of the Executive Shareholders of this Restrictive Covenant, the breaching party agrees to pay to Marketing Specialists the Damage Amount relative to said breach or threatened breach. In addition and not limitation of any of the foregoing, Marketing Specialists shall be entitled to immediately setoff further payments under the appropriate Promissory Note to such breaching Executive Shareholder in the event of such Executive Shareholder's breach of the Restrictive Covenants, to the extent of the Damage Amount, in accordance with Section 7.07 hereof.

                                   ARTICLE IX

                            TERMINATION OF AGREEMENT

      SECTION 9.01 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

      (a) by mutual agreement of Atlas, the Executive Shareholders, MSSC Carolina and Marketing Specialists;

      (b) by MSSC Carolina or Marketing Specialists, on or after February 28, 1998, if any of the conditions provided in Section 6.01 hereof of this Agreement have not been met or, to the extent permitted by applicable law, have not been waived in writing by MSSC Carolina or Marketing Specialists prior to such date; or

      (c) by Atlas and the Executive Shareholders, on or after February 28, 1998, if any of the conditions provided in Section 6.02 hereof have not been met or, to the extent permitted by applicable law, have not been waived in writing by Atlas and the Executive Shareholders prior to such date.

      SECTION 9.02 Procedure Upon Termination. In the event of termination by Atlas, the Executive Shareholders, MSSC Carolina or Marketing Specialists pursuant to Section 7.01 hereof, written notice thereof shall promptly be given to the other parties and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

      (a) each of Atlas, the Executive Shareholders, MSSC Carolina and Marketing Specialists shall return all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

      (b) all confidential information received by Atlas, the Executive Shareholders, MSSC Carolina or Marketing Specialists with respect to the business of any other party or its subsidiaries or affiliates shall be treated confidentially in accordance with Section 5.08 hereof, and Section 5.08 hereof shall remain in full force and effect notwithstanding the termination of this Agreement.

                                    ARTICLE X

                                  MISCELLANEOUS

      SECTION 10.01 Commissions. No party hereto has employed any investment banker, broker, finder or similar agent in connection with any transaction contemplated by this Agreement.

      SECTION 10.02 Definition of Knowledge. For the purpose of this Agreement, the Exhibits and Appendices to this Agreement and the Disclosure Schedule, the phrases "to the best knowledge" of any party and "known" and words of like effect shall mean to the knowledge of such party, which knowledge shall also include information existing in the records and files of such party; provided, when such party is the Company and/or the Executive Shareholders, such words shall mean the actual knowledge (after review of their records and files) of the Executive Shareholders, after receiving certifications from the individual shareholders of Atlas who are parties to the ESOP/Management Stock Purchase Agreement (which certifications shall be made to the Executive Shareholders as well as to Marketing Specialists) as to such individuals' actual knowledge regarding the pertinent matter (after review of their records and files) (the "Company Standard"); and, provided further, that when such party is the Company and the matters relate to items addressed in Section 3.17 hereof, such words shall mean the Company Standard plus the non-written inquiry by the Executive Shareholders regarding such matters with each trustee, administrator and primary recordkeeper regarding any Plan (as well as inquiry of any legal counsel who has responsibilities regarding any Plan).

      SECTION 10.03 Definition of Material Adverse Effect and Material Adverse Change. "Material Adverse Effect" or "Material Adverse Change" means, with respect to any party, any change, occurrence or effect (direct or indirect) on the business, operations, properties (including tangible properties), condition (financial or otherwise), assets, prospects, obligations or liabilities (whether absolute, contingent or otherwise and whether due or to become due) of such party and its subsidiaries taken as a whole that reasonably could be expected to exceed $20,000. "Material" or "materially" or words of like effect shall refer to items capable of producing a monetary effect of at least $20,000 on the business, operations, properties (including intangible properties), condition (financial or otherwise), assets, prospects, obligations or liabilities (whether absolute, contingent or otherwise and whether due or to become due) of the relevant party and its subsidiaries taken as a whole; provided, however, that the word "materially", as used in Section 6.02(i) hereof, shall have a threshold of $500,000. Notwithstanding the foregoing, the term "Material Adverse Effect", as used in Article IV and Section 6.02(h), shall have a dollar threshold of $500,000 (and shall exclude the effects of the financing contemplated under Section 6.01(n) hereof).

      SECTION 10.04 Expenses, Taxes, Etc. Except as otherwise provided herein, in the event of the termination of this Agreement prior to Closing, each of the parties hereto shall pay all fees and expenses incurred by it or any of its affiliates in connection with the transactions contemplated by this Agreement.

      SECTION 10.05 Successors and Assigns. No party shall have the right to assign all or any part of its interest in this Agreement without the prior written consent of the other parties, and any attempted transfer without such consent shall be null and void.

      SECTION 10.06 No Third-Party Benefit. Nothing in this Agreement shall be deemed to create any right or obligation in any Person not a party hereto and this Agreement shall not be construed in any respect to be a contract or agreement in whole or in part for the benefit of or binding upon any Person not a party hereto.

      SECTION 10.07 Entire Agreement; Amendment. This Agreement, the Exhibits, the Appendices and the Disclosure Schedule hereto constitute the entire agreement among the parties hereto with respect to the transactions contemplated herein and supersede all prior oral and written agreements, memoranda, understandings and undertakings between the parties hereto relating to the subject matter hereof including, without limitation, the letter of intent between Atlas and Marketing Specialists and the proposal of terms attached thereto. This Agreement may not be modified, amended, altered or supplemented except by a written instrument executed and delivered by each of the parties hereto.

      SECTION 10.08 Reformation and Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof and such illegality, invalidity or unenforceability does not result in a material failure of consideration, then;

      (a) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable; and

      (b) the legality, validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

      SECTION 10.09 Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or telecopied or five business days after being mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

      If to MSSC Carolina or Marketing Specialists:

      Richmont Marketing Specialists Inc.
      2324 Gateway Drive
      Irving, Texas 75063
      Attention: Gary R. Guffey
      Telecopier: (972) 550-1896

      with a copy to:

      Andrews & Kurth L.L.P.
      1717 Main Street
      Suite 3700
      Dallas, Texas 75201
      Attention: J. Gregory Holloway, Esq.
      Telecopier: (214) 659-4401

      If to Atlas:

      Atlas Marketing Company, Inc.
      P.O. Box 29100
      Charlotte, North Carolina  28229-9100
      Attention: Quincy Cummings

      with a copy to each of:

      Smith & Feerick, P.A.                  Tuggle Duggins & Meschan, P.A.
      Cameron Brown Bldg., Suite 911         228 West Market Street
      301 South McDowell Street              Greensboro, North Carolina 27401
      Charlotte, North Carolina 28204        Attention: Richard J. Tuggle, Jr.
      Attention: Norman A. Smith             Telecopier: (910) 274-1148
      Telecopier: (704) 372-9149

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

      SECTION 10.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES.

      SECTION 10.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            The remainder of this page is intentionally left blank.

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by parties hereto on the date first above written.

                                         ATLAS MARKETING COMPANY, INC.


                                         By:    /s/ Joel Lineberger
                                               ---------------------------------
                                         Name:  Joel Lineberger
                                               ---------------------------------
                                         Title: Vice President -  Finance
                                               ---------------------------------


                                         /s/ Quincy Cummings
                                         ---------------------------------------
                                         Quincy Cummings


                                         /s/ Gynn Eller
                                         ---------------------------------------
                                         Gynn Eller


                                         RICHMONT MARKETING SPECIALISTS INC.


                                         By:    /s/ Timothy M. Byrd
                                               ---------------------------------
                                         Name:  Timothy M. Byrd
                                               ---------------------------------
                                         Title: Chief Financial Officer
                                               ---------------------------------


                                         MSSC CAROLINA, INC.


                                         By:    /s/ Gary R. Guffey
                                               ---------------------------------
                                         Name:  Gary R. Guffey
                                               ---------------------------------
                                         Title: Executive Vice President
                                               ---------------------------------

                                   EXHIBIT "A"

               Share Ownership and Total Purchase Price Allocation

     Name         No. of Shares     Wire Transfer     Promissory Note
     ----         -------------     -------------     ---------------
Quincy Cummings     549,182.2        $ 3,408,361         $ 4,547,302

Gynn Eller          717,870          $ 4,455,281         $ 6,879,912